UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.     )

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ANADARKO PETROLEUM CORPORATION

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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P.O. Box 1330

Houston, Texas 77251-1330

March 18, 2004

To THE STOCKHOLDERS:

      The 2004 Annual Meeting of Stockholders of Anadarko Petroleum Corporation will be held at The Woodlands Resort & Conference Center, 2301 N. Millbend Drive, The Woodlands, Texas, 77380 on Thursday, May 6, 2004, at 8:00 a.m. (CDT).

      The Notice of the Annual Meeting and Proxy Statement, which are attached, provide information concerning the matters to be considered at the meeting. The Annual Meeting will be a business-only meeting. There will be no management review presentation.

      We value your opinions and encourage you to participate in this year’s Annual Meeting by voting your proxy. You may vote either by Internet or telephone using the instructions on the proxy card or by signing and returning your proxy card in the enclosed envelope.

Very truly yours,

JAMES T. HACKETT
President and Chief Executive Officer

ANADARKO BOARD OF DIRECTORS
Item 1 -- Election of Directors
CORPORATE GOVERNANCE
STOCK OWNERSHIP
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
AUDIT COMMITTEE REPORT
EXECUTIVE COMPENSATION
Summary Compensation Table
Option/SAR Grants in Last Fiscal Year
Aggregated Option/SAR Exercises in Last Fiscal Year and FY-End Option/SAR Values
Long-Term Incentive Plans-Awards in Last Fiscal Year
PENSION PLAN TABLE
PERFORMANCE GRAPH
TRANSACTIONS WITH MANAGEMENT
Employment Contracts
Termination of Employment Contract
Arrangements with Retiring Executives
Ongoing Benefits
Item 2 -- Approval of the Amendment to the Annual Incentive Bonus Plan and Performance Criteria
Item 3 -- Ratification of the Independent Auditor
Item 4 -- Stockholder Proposal Regarding Climate Change
INDEPENDENT AUDITOR
OTHER MATTERS
PROXY SOLICITATION

P.O. Box 1330

Houston, Texas 77251-1330

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

       The Annual Meeting of Stockholders of Anadarko Petroleum Corporation will be held at The Woodlands Resort & Conference Center, 2301 N. Millbend Drive, The Woodlands, Texas, 77380, on Thursday, May 6, 2004, at 8:00 a.m. (CDT) in order to:

(1)	Elect three directors;

(2)	Approve the Amendment to the Annual Incentive Bonus Plan and the performance criteria;

(3)	Ratify the appointment of the independent auditors;

(4)	If presented, consider and vote upon a stockholder proposal regarding climate change; and

(5)	Transact such other business as may properly come before the meeting and any adjournments or postponements thereof.

Record Date

      March 8, 2004, has been fixed as the record date. If you are a record holder of common stock at the close of business on the record date, then you are entitled to receive notice of and to vote at the Annual Meeting.

      Please take the time to vote by following the Internet or telephone voting instructions on the enclosed proxy card or by completing and mailing the proxy card. A postage-prepaid envelope has been provided for your convenience if you wish to vote by mail. You may revoke your proxy at any time before the vote is taken by sending to the Corporate Secretary of Anadarko a proxy with a later date or voting again by Internet or telephone. Alternatively, you may revoke your proxy by delivering to the Corporate Secretary of Anadarko a written revocation prior to the Annual Meeting or by voting in person at the Annual Meeting.

      Regardless of the number of Anadarko common stock shares you hold, as a shareholder your vote is very important and the Board strongly encourages you to exercise your right to vote.

By Order of the Board of Directors

SUZANNE SUTER
Vice President, Corporate Secretary
and Chief Governance Officer

Dated: March 18, 2004

The Woodlands, Texas

P.O. Box 1330

Houston, Texas 77251-1330

PROXY STATEMENT

ANNUAL MEETING OF STOCKHOLDERS

May 6, 2004

VOTING

Record Date and Mailing Date

      March 8, 2004, has been fixed as the record date. If you are a record holder of common stock at the close of business on the record date, you are entitled to receive notice of and to vote at the Annual Meeting. This proxy statement and the enclosed proxy card are first being mailed to stockholders of record on or about March 18, 2004.

The Board Strongly Encourages You to Exercise Your Right to Vote

      Stockholders of record (you own shares in your own name) of Anadarko Petroleum Corporation (the “Company” or “Anadarko”) may vote by mail, by telephone or on the Internet as described below. Street name stockholders (you own shares held in the name of a bank, broker or other holder of record), please refer to the proxy card or the information you received from your bank, broker or other holder of your stock to see which voting methods are available to you.

Voting by Mail

      You may vote by proxy by completing, signing, dating, and returning your proxy card in the pre-addressed, postage-paid envelope provided. If you vote by mail and your proxy card is returned unsigned, then your vote cannot be counted. If you vote by mail and the returned proxy card is signed and dated without indicating how you want to vote, then your proxy will be voted as recommended by the Board of Directors. If mailed, your completed and signed proxy card must be received by May 5, 2004.

Voting by Telephone

      You may vote by proxy by using the toll-free number listed on the proxy card and following the instructions on the proxy card. Easy-to-follow voice prompts allow you to vote your shares and confirm that your instructions have been properly recorded. Telephone voting facilities for stockholders of record will be available 24 hours a day, and will close at 11:59 p.m. (EDT) on May 5, 2004.

Voting on the Internet

      You may vote on the Internet. The web site for Internet voting is www.proxyvote.com. As with telephone voting, simply follow the instructions on the proxy card and you can confirm that your instructions have been properly recorded. If you vote on the Internet, you can request electronic delivery of future proxy materials. Internet voting facilities for stockholders of record will be available 24 hours a day, and will close at 11:59 p.m. (EDT) on May 5, 2004.

Voting at the Annual Meeting

      The method by which you vote your proxy card will not limit your right to vote at the Annual Meeting, if you decide to attend in person. The Board recommends that you vote using one of the other voting methods as it is not practical for most stockholders to attend the Annual Meeting. If your shares are held in street name, you must obtain a proxy, executed in your favor, from your bank, broker or other holder of record to be able to vote at the Annual Meeting.

Revoking Your Proxy

      You may revoke your proxy at any time before the vote is taken by delivering to the Corporate Secretary of Anadarko a proxy with a later date or by voting again by Internet or telephone. Alternatively, you may revoke your proxy by delivering to the Corporate Secretary of Anadarko a written revocation prior to the Annual Meeting or by voting in person at the Annual Meeting.

Shares Entitled to Vote

      Each share of Anadarko common stock that you held on the record date entitles you to one vote at the meeting. On the record date, there were a total of 253,000,615 shares of common stock outstanding, which are entitled to vote at the meeting.

Voting Rights

      Inspectors of election will count votes cast at the meeting. Directors are elected by plurality vote. This means that the director nominees with the most votes are elected. All other matters are decided by majority of the votes present at the meeting, except as otherwise provided by statute, our restated certificate of incorporation or our by-laws.

Vote Required

      Item 1: The director nominees who receive the most votes will be elected to fill the available seats on the Board. Neither abstentions nor broker non-votes will have an effect on the votes for or against the election of a director.

      Item 2: The approval of the amendment to the Annual Incentive Bonus Plan and the performance criteria requires the affirmative vote of a majority of shares present in person or by proxy. Shares represented by proxy which are marked “abstain” will count toward the number of shares present but will not count as an affirmative vote and, therefore, an abstention will have the effect of a vote against Item 2. Broker non-votes will not be considered part of the voting power present at the meeting with respect to this proposal and so will have no effect on the approval of this proposal.

      Item 3: The ratification of the independent auditor will be approved if a majority of the votes present in person or by proxy are cast for ratification. Shares represented by proxy which are marked “abstain” will count toward the number of shares present but will not count as an affirmative vote and, therefore, an abstention will have the effect of a vote against Item 3. Broker non-votes will not be considered part of the voting power present at the meeting with respect to this proposal and so will have no effect on the approval of this proposal.

      Item 4: The stockholder proposal, if presented, will be approved if a majority of the votes present in person or by proxy are cast for the proposal. Shares represented by proxy which are marked “abstain” will count toward the number of shares present but will not count as an affirmative vote and, therefore, an abstention will have the effect of a vote against Item 4. Broker non-votes will not be considered part of the voting power present at the meeting with respect to this proposal and so will have no effect on the approval of this proposal.

Quorum

      A quorum at the meeting is a majority of the Company’s common stock entitled to vote, present in person or by proxy. The persons whom we appoint to act as inspectors of election will determine whether a quorum exists. Shares of the Company’s common stock represented by properly executed and returned proxies will be treated as present. Shares of the Company’s common stock that are the subject of broker non-votes will be counted as present for purposes of determining a quorum.

ANADARKO BOARD OF DIRECTORS

Structure

      The Board of Directors of Anadarko is divided into three classes of directors for purposes of election. One class of directors is elected at each Annual Meeting of Stockholders to serve for a three-year term.

      At the 2004 meeting, the terms of three directors are expiring. These directors have been nominated and, if elected at this Annual Meeting, will hold office until the expiration of each of their terms in 2007. Those directors not up for election this year will continue in office for the remainder of their terms.

      If a nominee is unavailable for election, then the proxies will be voted for the election of another nominee proposed by the Board or, as an alternative, the Board may reduce the number of directors to be elected at the meeting.

      The Board recommends that you vote FOR each of the nominees listed below.

Item 1 —	Election of Directors

Directors Nominated this Year by the Board of Directors for Terms Expiring in 2007

      Larry Barcus (66) — Since 1990, Mr. Barcus has served as Chairman of L.G. Barcus and Sons, Inc., a general contractor, located in Kansas City, Kansas with operations nationwide. He has also served as Chairman of First Community Bancshares and Chairman of First Community Bank since 1995. Mr. Barcus has been a director of the Company since 1986.

      James L. Bryan (68) — From 1999 until December 2003, Mr. Bryan was Executive Vice President of Newpark Drilling Fluids, Inc., an oilfield services firm headquartered in Houston, Texas. He retired as Senior Vice President of Dresser Industries, Inc. in 1998. He had been a Vice President of Dresser since 1990. Mr. Bryan has been a director of the Company since 1986.

      James T. Hackett (50) — Mr. Hackett was named President and Chief Executive Officer of the Company in December 2003. Prior to joining the Company, Mr. Hackett was the Chief Operating Officer of Devon Energy Corporation from April 2003 to December 2003, following Devon’s merger with Ocean Energy, Inc. Mr. Hackett was President and Chief Executive Officer of Ocean Energy, Inc. from March 1999 to April 2003 and was Chairman of the Board from January 2000 to April 2003. He served as Chief Executive Officer and President of Seagull Energy Corporation from September 1998 until March 1999 and as Chairman of the Board from January 1999 to March 1999. He currently serves as a Director of Fluor Corporation, Kaiser Aluminum & Chemical Corporation, and Temple-Inland, Inc.

Continuing Directors with Terms Expiring in 2005

      John R. Butler, Jr. (65) — Since 1976, Mr. Butler has been Chairman of J. R. Butler and Company, a reservoir engineering company located in Houston, Texas. He was Chairman and Chief Executive Officer of GeoQuest International Holdings, Inc., Senior Chairman of Petroleum Information Corp. and Vice Chairman of Petroleum Information/ Dwights, L.L.C. until 1997. He was also Chairman of the Society of Exploration Geophysicists Foundation until December 2001. Mr. Butler is also a director of Kelman

Technology, Inc., a Toronto Stock Exchange Company. Mr. Butler has been a director of the Company since 1996.

      Preston M. Geren III (52) — Since 2001, Mr. Geren has been a Senior Executive with the Department of Defense in Washington, D.C. From 1998 until 2001, he was an attorney in Fort Worth, Texas. From January 1997 through August 1998, Mr. Geren was a management consultant for Public Strategies, Inc. He was a U.S. Congressman for the Twelfth Congressional District of Texas from 1989 to 1997. Mr. Geren is also a director of Cullen Frost Bankers, Inc. He was a director of Union Pacific Resources Group, Inc. (“UPRG”) from 1997 until 2000. Mr. Geren has been a director of the Company since 2000.

      John R. Gordon (56) — Mr. Gordon is Senior Managing Director of Deltec Asset Management LLC, an investment firm located in New York, New York. He had been President of Deltec Securities Corporation since 1988 until it was converted into Deltec Asset Management LLC. Mr. Gordon has been a director of the Company since 1988.

Continuing Directors with Terms Expiring in 2006

      Conrad P. Albert (58) — Mr. Albert resides in Bedford, New York and has been engaged in private investments since 1991. From 1983 to 1991, Mr. Albert served as Executive Vice President with Manufacturers Hanover Trust Company, a banking corporation, located in New York, New York. He was a director of Deep Tech International from February 1992 until August 1998. Mr. Albert has been a director of the Company since 1986.

      Robert J. Allison, Jr. (65) — Mr. Allison has been Chairman of the Board of the Company since 1986 and a director since 1985. He also served as Chief Executive Officer of the Company from 1986 until January 2002, and from March 2003 until December 2003. Mr. Allison is also a director of Freeport-McMoRan Copper & Gold Inc.

      John W. Poduska, Sr. (66) — Mr. Poduska resides in Boston, Massachusetts. He is a retired business executive. Mr. Poduska was Chairman of Advanced Visual Systems, Inc., a provider of visualization software from 1992 until 2002. Mr. Poduska is a director of Novell, Inc. and Safeguard Scientific, Inc. He was a director of UPRG from 1995 until 2000. Mr. Poduska has been a director of the Company since 2000.

CORPORATE GOVERNANCE

      In 2003, the Board continued to focus on excellence in corporate governance through implementing and refining various processes that the Board and its committees adopted in 2002. The Board has been comprised of a majority of independent directors since the Company became an independent company in 1986. The Audit Committee, the Compensation and Benefits Committee and the Nominating and Corporate Governance Committee have each been comprised entirely of independent directors since their inception. The written charters for all three independent committees can be found on the Company’s website at www.anadarko.com together with the Code of Business Conduct and Ethics, the Code of Ethics for the Chief Executive Officer, Chief Financial Officer and Chief Accounting Officer, and the Corporate Governance Guidelines. The committee charters, the Code of Business Conduct and Ethics, the Code of Ethics for the Chief Executive Officer, Chief Financial Officer and Chief Accounting Officer and the Corporate Governance Guidelines will be furnished in print to any stockholder who requests it.

BOARD OF DIRECTORS

      The Board of Directors has nine members. The Board, on the recommendation of the Nominating and Corporate Governance Committee, has determined that Messrs. Albert, Barcus, Bryan, Butler, Geren, Gordon and Poduska are independent directors as defined under the Company’s Corporate Governance Guidelines, which reflect the New York Stock Exchange (“NYSE”) director independence standards as currently in effect. Mr. Hackett is a management director and Mr. Allison, although a non-management director, is a non-independent director as defined in the NYSE director independence standards. In 2003, the Board met eight times and all directors attended the 2003 Annual Meeting of Stockholders.

Corporate Governance Guidelines

      In February 2004, the Corporate Governance Guidelines were amended and restated and are attached hereto as Appendix A. The Corporate Governance Guidelines were amended to reflect changes to the definition of independence adopted by the NYSE, establish the criteria and process for selecting board members, recommend attendance by directors at the annual meetings of stockholders and establish the procedures by which stockholders or interested parties may communicate with the Board of Directors.

Selection of Directors

      The Amended and Restated Corporate Governance Guidelines of the Company provide that the Nominating and Corporate Governance Committee shall, for positions on the Board of Directors not currently filled: (a) identify the personal characteristics needed in a director nominee so that the Board as a whole will possess the Qualifications of the Board as a Whole as these qualifications are set forth in the Corporate Governance Guidelines as updated by the Board of Directors; (b) compile, through such means as the Nominating and Corporate Governance Committee considers appropriate, a list of potential director nominees thought to possess the Individual Qualifications identified in the Corporate Governance Guidelines; (c) if the Nominating and Corporate Governance Committee so determines it to be appropriate, engage an outside consultant to assist in the search for nominees and to conduct background investigations on all nominees regardless of how nominated; (d) review the curriculum vitae of each nominee; (e) conduct interviews with the nominees meeting the desired set of qualifications; (f) following interviews, compile a short list of nominees (which, at the discretion of the Nominating and Corporate Governance Committee, may consist of a single individual) who may meet, at a minimum, with the Chairman of the Board, the Chief Executive Officer and the Chairman of the Nominating and Corporate Governance Committee and/or the Lead Director; and (g) evaluate the nominees in relationship to the culture of the Company and the Board and its needs.

Stockholders Participation in the Selection of Director Nominees

      The Nominating and Corporate Governance Committee did not receive, in the past year, any names of individuals suggested for nomination to the Company’s Board of Directors by its stockholders. However, the Board will consider the name of a person put forward by stockholders on the same basis as nominees identified from other sources. Stockholders wishing to submit the name of an individual for consideration must submit the recommendation in writing to the Corporate Secretary of the Company by certified or registered mail to the Company’s mailing address including (a) the name, address and comprehensive biography of the director nominee and an explanation of why the nominee is qualified to serve as a director, (b) the name, address and telephone number of the stockholder or group of stockholders making the recommendation, proof of ownership, number of shares and length of time the shares of the Company’s voting securities have been beneficially owned by the stockholder or group of stockholders, and a representation that the stockholder or group of stockholders is entitled to and will remain entitled to vote at the Company’s next annual meeting, and (c) a letter in writing from the individual being recommended certifying his or her willingness to serve, if elected as a director. For more information on stockholder participation in the selection of director nominees, please refer to that section in the Company’s Corporate Governance Guidelines, attached hereto as Appendix A.

Lead Director and Presiding Director at the Non-Management Directors’ Executive Sessions

      The Board of Directors has elected Mr. Gordon as Lead Director. The non-management directors meet in executive session immediately after each regularly scheduled quarterly meeting of the Board of Directors. Mr. Gordon presides at these executive sessions.

Communication with the Directors of the Company

      The Board of Directors welcomes questions or comments about the Company and its operations. Interested parties may contact the Board of Directors and non-management directors by following the directions on our website at www.anadarko.com under the “Responsibility”, “Corporate Governance” and “Director Communication” links. You may ask your questions or make comments confidentially or anonymously. Those procedures may change from time to time, and you are encouraged to visit our website for the most current means of contacting our directors.

Transactions with Entities Connected to Independent Directors

      The Company purchases drilling fluids from several companies including Newpark Drilling Fluids, Inc. (“Newpark”), a subsidiary of Newpark Resources, Inc. In 2003, the Company paid Newpark and its affiliates and subsidiaries approximately $13.6 million. This amount is approximately 4% of Newpark Resources, Inc.’s 2002 revenues, or approximately 7% of the 2002 revenues attributable to fluids sales and the engineering segment, reported in the Newpark Resources, Inc. Form 10-K for the year ended December 31, 2002. The Newpark Resources, Inc. Form 10-K for the year ended December 31, 2003, was not available for comparison. Mr. Bryan, a director of the Company, resigned as an Executive Vice President of Newpark in December 2003. His position with Newpark was not the result of his position on the Company’s Board of Directors. He received no compensation from Newpark based on the business relationship between the Company and Newpark. He did not hold 5% or more of any outstanding securities of Newpark Resources, Inc. Mr. Bryan, however, has voluntarily elected to resign his position with Newpark Drilling Fluids, Inc. in light of the adoption of changes in the rules for listed companies by the NYSE that would have required that Mr. Bryan be considered a non-independent director of the Company. The Board has determined that Mr. Bryan is an independent director and that his former position with Newpark does not cause a conflict of interest.

      During 2003, the Company made purchases from Novell, Inc. of less than $500,000. Mr. Poduska is a director of Novell, Inc., and the Board determined the purchases were not material.

Director Compensation

      In April 2003, the Compensation and Benefits Committee replaced the phantom share program with an annual grant of deferred stock beginning in 2004. Each non-management director is automatically issued 150 shares of deferred stock (600 shares annually) on the first business day of each calendar quarter. The deferred stock will be distributed in shares when the director resigns or retires from the Board. Directors will receive dividends on, and will be entitled to vote, the deferred stock.

      In addition to the deferred stock, the non-management directors receive the following compensation, which he may elect to receive in cash, common stock or a combination of both:

(1) an annual Board retainer of $50,000;

(2) an annual committee membership retainer of $3,000;

(3) a retainer of $15,000 for serving as the chairman of the Compensation and Benefits Committee or the Nominating and Corporate Governance Committee, a retainer of $25,000 for serving as Audit Committee chairman, a Lead Director retainer of $15,000, and a retainer of $75,000 for serving as non-executive Chairman of the Board;

(4) a fee of $2,000 for each Board meeting attended, plus expenses related to attendance; and

(5) a fee of $2,000 for each committee meeting attended, plus expenses related to attendance. Mr. Allison, as the non-executive Chairman of the Board, will not receive any compensation for attending committee meetings.

Stock Plan for Non-Management Directors

      Under the 1998 Director Stock Plan, the directors may grant stock-based awards to non-management directors. On January 30, 2003, the Board made a deferred stock grant equal to $14,500 to each non-management director. The deferred stock will be distributed in shares when the director terminates. Directors will receive dividends on and will be entitled to vote the deferred stock. On October 30, 2003, under the 1998 Director Stock Plan, the directors granted each non-management director an option to purchase 5,000 shares of common stock. The option price is the fair market value on the date of grant. The options will vest 50% one year from the date of grant, and the remaining 50% will vest two years from the date of grant. The options granted will expire ten years from the date of the grant.

COMMITTEES OF THE BOARD

      The Board of Directors has four committees. The Audit Committee, the Compensation and Benefits Committee, and the Nominating and Corporate Governance Committee are independent committees. The Executive Committee has both non-management and management directors as members. In order for a committee to be independent, all of the members of the committee must be independent as determined by the Board in accordance with the Company’s Corporate Governance Guidelines. Each of the independent committees of the Board and the entire Board evaluated their performance in 2003. The performance evaluations were supervised by the Nominating and Corporate Governance Committee and discussed by the applicable committee and the Board.

Audit Committee

      The Board re-elected Messrs. Albert, Barcus and Butler as members of the Audit Committee in April 2003. The Committee re-elected Mr. Butler as chairman of the Audit Committee in April 2003. During 2003, the Audit Committee held nine meetings.

      The purpose of the Audit Committee is to assist the Board in monitoring:

•	the integrity of the Company’s financial statements;

•	the Company’s compliance with legal and regulatory requirements;

•	the independent auditor’s qualifications and independence;

•	the performance of the Company’s internal and independent auditors; and

•	the business practices and ethical standards of the Company.

      In March 2004, the Audit Committee approved a revision to the Audit Committee Charter to explicitly include the review of proved reserve estimates as one of the committee’s responsibilities. The revised Audit Committee Charter has been posted on the Company’s website at www.anadarko.com.

      The Audit Committee is also directly responsible for the appointment, approval of compensation, retention and oversight of the work of the Company’s independent auditor, KPMG LLP, and the preparation of the Audit Committee report, which is on page 10.

      All of the members of the Audit Committee meet the independence requirements of the NYSE, the Sarbanes-Oxley Act, the Securities Exchange Act and the rules of the Securities and Exchange Commission (“SEC”) adopted thereunder, and the Company’s Corporate Governance Guidelines.

Audit Committee Financial Expert

      The Board of Directors has determined that all directors currently serving on the Audit Committee, Messrs. Albert, Barcus and Butler, are audit committee financial experts as this term is defined by the SEC. Mr. Barcus was determined to be a financial expert because of his experience on the Audit Committee for thirteen years and serving as Chairman of the Audit Committee for three of those years.

Compensation and Benefits Committee

      The Board re-elected Messrs. Bryan, Geren, Gordon and Poduska as members of the Compensation and Benefits Committee in April 2003. Mr. Poduska was re-elected as chairman of the Compensation and Benefits Committee by the Board in April 2003. During 2003, the Compensation and Benefits Committee met nine times. The Compensation and Benefits Committee has overall responsibility for approving and evaluating the director and executive officer compensation plans, policies and programs of the Company. The Compensation and Benefits Committee is also responsible for producing the annual report on executive compensation, which is on page 11 of this proxy statement.

Nominating and Corporate Governance Committee

      In April 2003, the Board re-elected Messrs. Albert, Barcus, Bryan, Geren and Gordon and elected Mr. Poduska as members of the Nominating and Corporate Governance Committee. The Board re-elected Mr. Bryan as chairman of the Nominating and Corporate Governance Committee in April 2003. In October 2003, the Board elected Mr. Butler as a member of the Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee held six meetings in 2003.

      The Nominating and Corporate Governance Committee has overall responsibility for recommending nominees for director to the full Board; reviewing the qualifications of existing Board members before they are nominated for re-election to the Board; recommending members of the Board for committee membership; proposing Corporate Governance Guidelines for the Company and reviewing them annually; developing an evaluation process for the full Board; overseeing the emergency and expected CEO succession plans and reviewing and investigating any reports to the Company’s anonymous reporting hotline regarding non-financial matters.

      In 2003, the Nominating and Corporate Governance Committee reviewed and recommended approval of the Amended and Restated Nominating and Corporate Governance Committee Charter and the Amended and Restated Corporate Governance Guidelines. The amended charter is attached hereto as Appendix B. The Nominating and Corporate Governance Committee previously adopted procedures for investigating calls received by the Company’s Anonymous Reporting Hotline and for handling reports of conflicts of interest under the Code of Business Conduct and Ethics.

Executive Committee

      This Committee is not an independent committee. Mr. Allison, a retired Company executive, and Mr. Hackett, the Company’s CEO, are members of this Committee. The other members of the Executive Committee are Messrs. Bryan and Butler. Mr. Allison is the chairman of the Executive Committee. The Company’s bylaws provide for an Executive Committee to act with the power and authority of the Board in the management of the business and affairs of the Company while the Board is not in session. Meetings of this Committee have generally been held to approve specific terms of financing transactions that have previously been approved by the Board. During 2003, the Executive Committee met four times.

STOCK OWNERSHIP

      As of March 8, 2004, there were 253,000,615 shares of Anadarko common stock outstanding which are entitled to vote at the meeting. Each of these shares is entitled to one vote. The information provided below summarizes the beneficial ownership of officers and directors of the Company and owners of more than 5% of outstanding common stock. In general, “beneficial ownership” includes those shares of common stock someone has the power to vote, sell or acquire within 60 days. It includes common stock that is held directly and also shares held indirectly through a relationship, a position as a trustee or under a contract or understanding.

Directors and Executive Officers

      On February 27, 2004, the directors and executive officers, including the named executive officers of the Company beneficially owned, in the aggregate, 5,472,456 shares of Anadarko common stock (approximately 2% of the outstanding shares entitled to vote). Mr. Allison is the only director, nominee for director or officer of the Company who owns or has the right to acquire more than 1% of the outstanding common stock.

	Amount and Nature of Beneficial Ownership

		Shares
	Number of Shares	Exercisable	Total
	Beneficially	Within	Beneficial	Percent
Name of Beneficial Owner	Owned(1)	60 Days	Ownership	of Class

James T. Hackett	200,544	0	200,544	*
Robert J. Allison, Jr.	528,673	2,195,000	2,723,673	1%
John N. Seitz	0	0	0	*
James R. Larson	62,060	0	62,060	*
Richard J. Sharples	47,565	74,000	121,565	*
Mark L. Pease	53,679	124,000	177,679	*
James J. Emme	28,682	40,000	68,682	*
Michael E. Rose(2)	59,833	150,000	209,833	*
Charles G. Manley	108,067	486,000	594,067	*
Conrad P. Albert(3)	51,514	57,450	108,964	*
Larry Barcus	45,704	62,500	108,204	*
James L. Bryan	44,925	62,500	107,425	*
John R. Butler, Jr.	27,407	52,500	79,907	*
Preston M. Geren III	6,665	38,299	44,964	*
John R. Gordon	55,794	62,500	118,294	*
John W. Poduska, Sr.	15,131	46,262	61,393	*
All directors and executive officers as a group, (27 persons)	1,650,147	3,822,309	5,472,456	2%

*	Less than one percent.

(1)	This number does not include shares of common stock which the directors or officers of the Company have the right to acquire within 60 days of February 27, 2004.

(2)	The number of direct shares beneficially owned by Mr. Rose are reported as of January 2, 2004.

(3)	Mr. Albert disclaims beneficial ownership of the 11,573 shares held in his wife’s name and his children’s names.

Owners of More than Five Percent of Anadarko Stock

      The following table shows, as of February 17, 2004, the beneficial owners of more than 5% of the Company’s common stock. This information is based on a Schedule 13G filed with the SEC by the firm listed in the table below.

	Name and Address of	Amount and Nature of
Title of Class	Beneficial Owner	Beneficial Ownership	Percent of Class

Common Stock	Barclays Global Investors, NA. 45 Fremont Street, 17th Floor San Francisco, CA 94105	(a) 13,131,383 Beneficially owned	5.22%
		(b) 11,424,734 Sole power to vote or direct vote	4.54%

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

      Based solely upon a review of Forms 3, 4 and 5 furnished to the Company during and with respect to its most recently completed fiscal year, the Company believes that all transactions by reporting persons during 2002 and 2003 were reported on a timely basis, with the exception of a Form 5 that was filed for two transactions for Mr. Geren. One transaction occurred during 2002, and one transaction occurred during 2003. A Form 5 was also filed for one transaction for Mr. Pease that occurred during 2003. A Form 5 was also filed for two transactions for Mr. Anthony Meyer. Both transactions occurred during 2003. All Forms 5 were filed in 2004.

AUDIT COMMITTEE REPORT

      The following report of the Audit Committee of the Company shall not be deemed to be “soliciting material” or to be “filed” with the Securities and Exchange Commission, nor shall this report be incorporated by reference into any filing made by the Company under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended.

      The Audit Committee of the Board is responsible for independent, objective oversight of the Company’s accounting functions and internal controls over financial reporting. The Audit Committee is composed of three directors, each of whom is independent as defined by the NYSE listing standards. The Audit Committee operates under a written charter approved by the Board of Directors.

      Management is responsible for the Company’s internal controls over financial reporting. The independent auditor is responsible for performing an independent audit of the Company’s consolidated financial statements in accordance with generally accepted auditing standards in the United States of America and issuing a report thereon. The Audit Committee’s responsibility is to monitor and oversee these processes.

      KPMG LLP served as the Company’s independent auditor during 2003 and was appointed by the Audit Committee to serve in that capacity for 2004. KPMG LLP has served the Company since its initial public offering in 1986. Representatives of KPMG LLP will be present at the annual stockholders’ meeting, will have the opportunity to make a statement, if so desired, and will be available to respond to appropriate questions from stockholders.

      In connection with these responsibilities, the Audit Committee met with management and the independent auditor to review and discuss the December 31, 2003, financial statements. The Audit Committee also discussed with the independent auditor the matters required by Statement on Auditing Standards No. 61 (Communication with Audit Committees).

      The Audit Committee also received written disclosures from the independent auditor required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees) and the Audit Committee discussed with the independent auditor that firm’s independence.

      The following table presents fees for the audits of the Company’s annual consolidated financial statements for 2003 and 2002 and for other services provided by KPMG LLP.

	2003	2002

Audit Fees	$1,941,000	$1,733,000
Audit-Related Fees	156,000	141,000
Tax Fees	925,000	1,187,000
All Other Fees	—	—

Totals	$3,022,000	$3,061,000

      Audit-related fees are primarily for the audits of the Company’s benefit plans and other audits. Tax fees are primarily for tax services including compliance. The Audit Committee has concluded that the provision of tax services is compatible with maintaining KPMG LLP’s independence.

      During 2003, the Audit Committee adopted a Pre-Approval Policy with respect to services which may be performed by KPMG LLP. This policy lists specific audit, audit-related and tax services that KPMG LLP is authorized to perform and sets out specific dollar limits for each specific service, which may not be exceeded without additional Audit Committee authorization. The Audit Committee receives quarterly reports on the status of expenditures pursuant to that Pre-Approval Policy. The Audit Committee reviews the policy at least annually in order to approve services and limits for the current year. Any service which is not clearly enumerated in the policy must receive specific pre-approval by the Audit Committee or by its Chairman, to whom such authority has been conditionally delegated, prior to engagement. During 2003, no fees were approved by the Audit Committee pursuant to the waiver provisions of 17 CFR 210.2-01(c)(7)(i)(C).

      Based upon the Audit Committee’s (i) review and discussions with management and the independent auditor and (ii) review of the representations of management and the independent auditor, the Audit Committee recommended that the Board of Directors include the audited consolidated financial statements in the Company’s Annual Report on Form 10-K for the year ended December 31, 2003 filed with the SEC.

THE AUDIT COMMITTEE
John R. Butler, Jr., Chairman
Conrad P. Albert
Larry Barcus

EXECUTIVE COMPENSATION

Compensation and Benefits Committee Report
on 2003 Executive Compensation

      The Compensation and Benefits Committee (“Compensation Committee”), listed on page 8, is responsible for establishing and administering the executive compensation programs of the Company. This report describes the compensation decisions made by the Compensation Committee during 2003 with respect to Anadarko’s executive officers.

Compensation Philosophy of the Company

      Anadarko’s executive compensation programs consist primarily of base salary, performance-based annual bonus and long-term stock incentive plans which the Company considers essential to attract, retain and reward key personnel. Collectively, these programs are designed to promote the strategic objectives that are critical to the long-term success of the Company.

      The Compensation Committee utilizes an independent compensation consultant to review executive compensation and benefit programs as well as total compensation levels provided to executive officers. Anadarko’s compensation programs provide executives the opportunity to earn compensation levels within the top quartile of a select peer group of oil and gas companies, to the extent that Company and executive performance on a combined and individual basis so warrants. The peer group consists of energy companies similar in business operations and comparable in size to Anadarko. Most of these energy companies are also included in the Dow Jones Oil-Secondary index used for stock price performance comparison on the Performance Graph on page 20. The Dow Jones Oil-Secondary index is comprised of specific energy companies representing most facets of the industry including independent oil and gas companies as well as those having integrated operations. Not all companies included in the index are considered comparable to Anadarko with respect to analyzing executive compensation and benefit levels. This index does, however, provide a meaningful comparison of total stockholder return against a consistent representation of oil and gas companies with whom Anadarko competes for investment dollars.

Base Salary

      Anadarko structures its compensation programs to match pay with performance. Individual base salaries are determined based on a subjective evaluation considering peer-company market data, the executive’s performance and the length of time the executive has been in the position. Base compensation is reviewed annually by the independent compensation consultant and the Compensation Committee and adjustments, if any, reflect each executive officer’s contribution to the performance of the Company. In 2003, the Compensation Committee approved base salary increases for the Company’s officers including certain executives named in the Summary Compensation Table.

Annual Incentive Bonus

      The Annual Incentive Plan puts a significant portion of total compensation at risk by linking potential annual compensation to the Company’s achievement of specific performance goals. These goals are established by the Compensation Committee at the beginning of each calendar year and for 2003 included:

1) Operational criteria comparing Anadarko’s worldwide reserve replacement and worldwide cost of finding performance against a select group of peer companies’ performance;

2) Financial criteria of net income and cash flow, both of which are measured against internal objectives; and

3) Stock performance criteria comparing Anadarko’s total stockholder return against the total stockholder return of a select group of peer companies.

      Each performance goal and its specific criteria are weighted based upon the relative importance of the goal as determined by the Compensation Committee.

      Under the Annual Incentive Plan, a bonus target is established for each executive officer based upon a review of the competitive data for that position, level of responsibility and the position’s ability to impact the Company’s success. These individual targets range up to 120% of base salary for the Chief Executive Officer. Actual bonus awards are based on the Company’s achievement of the performance goals and the executive’s individual performance. Individuals may receive up to 200% of their individual bonus target if the Company significantly exceeds the specified goals and, conversely, no bonus is paid if the Company does not achieve a minimum threshold level of performance.

      Based on the Company’s overall achievement of target level performance during 2003 as measured against the specified operational, financial and stock performance goals, the Compensation Committee approved the individual bonus amounts for the current named executive officers, as reflected in the Summary Compensation Table.

Stock Plans

      The Company makes equity-based awards under the 1999 Stock Incentive Plan to align the interests of executive officers with those of stockholders. The Compensation Committee annually reviews competitive market data to determine appropriate stock awards based on the executive’s position and the market value of the stock. In addition, the Compensation Committee considers target compensation and previous stock grants when determining grant size for executive officers. In recent years, the Compensation Committee has made larger grants of stock options on an irregular basis. During 2003, the Compensation Committee reviewed this approach and decided a regular program of equity-based awards was a better method to promote and achieve the long-term success of the Company. As a result, the Compensation Committee modified its delivery of long-term incentive compensation to its executive officers by awarding a combination of stock options and restricted stock. The Company believes this change is appropriate and supports the overall compensation philosophy of the Company by emphasizing the long-term growth of the Company, as well as attracting, retaining and rewarding key personnel. The equity-based awards continue to align the interests of executive officers with those of stockholders through the use of stock options and the award facilitates the retention of key personnel through the use of restricted stock. In addition, the use of restricted stock awards enables the Company to better manage its stock dilution.

      Following a review of the executive officers’ overall compensation program in 2003, the Compensation Committee made awards of stock options and restricted stock to the executive officers including certain of the named executive officers as reflected in the Summary Compensation Table.

      Since 1993, Anadarko has maintained stock ownership guidelines for executive officers which currently range from two times base salary for Vice Presidents up to five times base salary for the Chief Executive Officer. Anadarko believes the program has accomplished the desired objective of requiring our executives to acquire and maintain, for the duration of their careers, a significant position in Anadarko stock.

CEO Compensation

      In March 2003, Mr. Seitz resigned as President and Chief Executive Officer (“CEO”) of the Company. Mr. Seitz did not receive a base salary increase in 2003 or a bonus for 2003 performance. Also, Mr. Seitz did not receive any equity-based awards during 2003. Upon his resignation from the Company, Mr. Seitz received the benefits described on page 23 and detailed in the Summary Compensation Table.

      Mr. Allison resumed the position of President and CEO upon the resignation of Mr. Seitz. Mr. Allison did not receive a base salary increase and did not receive any equity-based awards during 2003. Mr. Allison did receive the bonus reflected in the Summary Compensation Table for 2003 performance as a result of his contributions to the Company’s achievement of its targeted operational and financial goals as described above. As part of his retirement package, the Committee elected to pay Mr. Allison a one-time special bonus of $1,500,000 to recognize (i) his agreement to delay his retirement and resume the duties of CEO following Mr. Seitz’ resignation from the Company, (ii) his special contributions during the period after he resumed the CEO position, and (iii) his assisting the Company in identifying and transitioning the CEO duties to Mr. Hackett. In addition, the Company provided Mr. Allison with ongoing benefits as described on page 24.

      On December 3, 2003, Mr. Hackett was elected President and Chief Executive Officer of the Company. No adjustments have been made to Mr. Hackett’s base salary, bonus potential or long-term incentive compensation described in his employment agreement on page 22, since his employment with the Company. Also, Mr. Hackett did not receive a 2003 bonus under the Annual Incentive Plan.

Summary

      The Compensation Committee believes the design of the Company’s total executive compensation program provides executives the incentive to maximize long-term operational performance using sound financial controls and high standards of integrity. It is the Compensation Committee’s belief that this focus will continue to be reflected in Anadarko’s operational, financial and stock price performance. The Compensation Committee also believes that total compensation for each executive should be commensurate with the achievement of specific short-term and long-term operational, financial, and strategic objectives. Accordingly, Mr. Allison’s total compensation for 2003 was within the top quartile of the peer companies as a result of Anadarko’s operating performance and his contribution to that performance.

      In designing the Company’s compensation programs, the Compensation Committee’s primary consideration is Anadarko’s achievement of strategic business goals that serve to enhance shareholder value. Consideration is also given to competitive compensation practices, market economics and other factors. Section 162(m) of the Internal Revenue Code, as amended (the “Code”), limits a company’s ability to deduct compensation paid in excess of $1 million during any fiscal year to the Chief Executive Officer and the next four highest paid officers, unless the compensation meets shareholder approved performance-based requirements. Awards under the Annual Incentive Plan and the 1999 Stock Incentive Plan satisfy the performance-based requirements under section 162(m). The Compensation Committee is committed to making awards that qualify as deductible compensation under section 162(m) of the Code whenever possible. However, where granting awards is consistent with the strategic goals of the Company, the Compensation Committee reserves the right to make awards that are non-deductible when it believes it is in the best interest of the Company.

THE COMPENSATION AND BENEFITS COMMITTEE
John W. Poduska, Sr., Chairman
James L. Bryan
Preston M. Geren III
John R. Gordon

Summary Compensation Table

							Long-Term Compensation

			Annual Compensation				Awards		Payouts

					Other			Securities		All
					Annual			Underlying		Other
					Compen-		Restricted	Options/	LTIP	Compen-
			Salary	Bonus	sation		Stock(1)	SARs(2)	Payouts	sation
Name	Principal Position	Year	($)	($)	($)		($)	(#)	($)	($)

James T. Hackett(3)	President and Chief Executive Officer	2003	83,696	0	0		9,324,000	250,000	0	0
Robert J. Allison, Jr.(3)	Chairman, President and Chief Executive Officer	2003	1,300,000	1,560,000	182,408	(5)	0	0	0	1,831,685	(7)
	Chairman	2002	1,300,000	975,000	149,842		0	0	0	248,288
	Chairman and Chief Executive Officer	2001	1,300,000	1,950,000	119,914		0	0	0	294,441
John N. Seitz(3)	President and Chief Executive Officer	2003	325,000	0	134,007	(5)	0	0	0	7,512,482	(7)
	President and Chief Executive Officer	2002	1,000,000	1,980,000	3,875		0	500,000	0	135,876
	President and Chief Operating Officer	2001	800,000	1,080,000	3,882		0	0	0	145,970
James R. Larson(4)	Senior Vice President, Finance and CFO	2003	375,000	300,000	3,441	(5)	342,800	20,000	0	47,650	(7)
	Senior Vice President, Finance	2002	330,833	418,000	3,875		0	0	0	32,516
	Vice President, Controller	2001	290,000	197,000	3,882		266,400	0	0	33,846
Richard J. Sharples	Senior Vice President, Marketing and Minerals	2003	409,167	323,000	3,441	(5)	342,800	20,000	0	52,136	(7)
	Senior Vice President, Marketing and Minerals	2002	395,000	458,000	3,875		0	0	0	45,136
	Senior Vice President, Marketing and Minerals	2001	354,583	338,000	3,882		0	0	0	40,720
Mark L. Pease	Vice President, U.S. Onshore and Offshore	2003	344,167	219,000	3,441	(5)	257,100	16,000	0	64,794	(7)
	Vice President, U.S. Onshore and Offshore	2002	326,667	306,000	3,207		0	0	0	39,299
	Vice President, Int’l and Alaska Operations	2001	300,000	225,000	1,131,464	(6)	115,600	0	0	71,413
James J. Emme	Vice President, Exploration	2003	305,000	198,000	3,441	(5)	257,100	16,000	0	53,641	(7)
	Vice President, Exploration	2002	291,667	270,000	172,010	(6)	0	0	0	34,653
	Vice President, Exploration	2001	245,833	206,000	54,754	(6)	0	0	0	60,597
Michael E. Rose	Executive Vice President and CFO	2003	600,000	0	3,441	(5)	0	0	0	1,554,404	(7)
	Executive Vice President and CFO	2002	566,667	768,000	3,875		1,427,700	0	0	72,971
	Executive Vice President, Finance and CFO	2001	500,000	490,000	3,882		499,500	0	0	78,952
Charles G. Manley	Executive Vice President, Administration	2003	530,000	0	3,441	(5)	0	0	0	1,382,021	(7)
	Executive Vice President, Administration	2002	513,333	678,000	3,875		1,427,700	0	0	69,175
	Executive Vice President, Administration	2001	480,000	470,000	3,882		0	0	0	76,715

(1)	As part of the compensation package provided to Mr. Hackett upon his employment, Mr. Hackett was awarded restricted stock in 2003 which vests 25% per year each December 3 beginning in 2004. The restricted stock awarded to Messrs. Larson, Sharples, Pease and Emme in 2003 vests 100% on October 30, 2006. The restricted stock awarded to Mr. Larson in 2001 vests 25% per year each April 26 beginning in 2002. The restricted stock awarded to Mr. Pease in 2001 vests 33.33% per year each July 30 beginning in 2002. Dividends will be paid on unvested shares. As of December 31, 2003, Mr. Hackett held 200,000 restricted shares valued at $10,202,000, Mr. Larson held 10,000 restricted shares valued at $510,100, Mr. Sharples held 8,000 restricted shares valued at $408,080, Mr. Pease held 6,666 restricted shares valued at $340,033, Mr. Emme held 6,000 restricted shares valued at $306,060, Mr. Rose held 33,750 restricted shares valued at $1,721,588 and Mr. Manley held 30,000 restricted shares valued at $1,530,300. As a result of their retirement from the Company effective December 30, 2003, the vesting conditions for Mr. Rose and Mr. Manley’s restricted shares (33,750 shares and 30,000 shares, respectively) were waived on January 2, 2004. The value of the restricted shares, as of January 2, 2004, was $1,724,794 for Mr. Rose and $1,533,150 for Mr. Manley.

(2)	No SARs are outstanding.

(3)	Mr. Seitz resigned as President and Chief Executive Officer of the Company in March 2003, at which time Mr. Allison resumed the duties of the position. In December 2003, Mr. Hackett was named President and Chief Executive Officer. Mr. Allison retired from the Company in December 2003 and will remain as a non-employee Chairman of the Board of Directors.

(4)	Effective January 1, 2004, following the retirement of Mr. Rose in December 2003, Mr. Larson was named Senior Vice President, Finance and Chief Financial Officer.

(5)	For Messrs. Larson, Sharples, Pease, Emme, Rose and Manley, Other Annual Compensation for 2003 consists of amounts reimbursed during 2003 for the payment of taxes related to imputed income from financial services; none of these individuals had total perquisites exceeding $50,000 or 10% of annual compensation in 2003. Mr. Allison’s amount includes $173,371 of perquisites, of which $150,166 represents personal use of the Company’s aircraft. The remaining $9,037 for Mr. Allison represents amounts reimbursed for the payment of taxes related to imputed income from financial services and split-dollar life insurance policies. Mr. Seitz’s amount includes $132,003 of perquisites, of which $126,923 represents 2003 unused vacation paid to Mr. Seitz upon his termination of employment. The remaining $2,004 for Mr. Seitz represents amounts reimbursed during 2003 for the payment of taxes related to imputed income from financial services.

(6)	The amounts reported for Mr. Pease and Mr. Emme in prior years consist primarily of incremental reimbursements for foreign taxes, foreign policy and relocation expenditures resulting from their previous foreign assignments. The 2002 amount for Mr. Emme includes $161,645 of foreign assignment related reimbursements. The 2001 amounts for Mr. Pease and Mr. Emme include $1,121,773 and $48,173, respectively, of foreign assignment related reimbursements.

(7)	Includes (a) Company contributions to the Anadarko Employee Savings Plan and the Anadarko Savings Restoration Plan (collectively, the “Savings Plans”); (b) payments under the Annual Override Bonus Plan (the plan was terminated in 2003; the amount is inclusive of the 2002 bonus paid in 2003 and the final termination payment made in 2003 under the plan) and (c) the full value of Company paid split-dollar insurance (the split-dollar life insurance policies were terminated in 2003). The 2003 amounts for items (a), (b) and (c) are for Mr. Allison, $136,500, $154,824 and $9,757; for Mr. Seitz, $138,300, $41,747 and $509; for Mr. Larson, $47,580, $0 and $70; for Mr. Sharples, $52,030, $0 and $106; for Mr. Pease, $39,010, $25,735 and $49; for Mr. Emme, $34,500, $19,109 and $32; for Mr. Rose, $82,080, $35,313 and $1,795; and for Mr. Manley, $72,480, $36,619 and $2,206. In addition, Mr. Allison’s amount includes $5,388 attributable to the full annual cost of term life insurance purchased by the Company for Mr. Allison under the Estate Enhancement Option Program in exchange for his relinquishment of certain benefits owed him by the Company and includes the one-time special bonus of $1,500,000 as described in the Compensation Committee Report on Executive Compensation on page 11. Mr. Seitz’s amount also includes other items attributable to his termination agreement, as described on page 23, including $13,486 for reimbursement of medical and dental premiums and applicable taxes, $28,440 of imputed income for financial planning services and reimbursement of applicable taxes, and a lump sum payment of $7,290,000. Mr. Rose and Mr. Manley’s amounts also include a one-time special bonus of $1,410,000 and $1,245,500, respectively, to recognize their many years of service and their contributions to the Company during the period leading up to and following the hiring of Mr. Hackett. In addition, Mr. Allison, Mr. Rose and Mr. Manley’s amounts include an executive retirement benefit of $25,216 of imputed income for financial planning services and reimbursement of applicable taxes.

      The following table sets forth information concerning individual grants of stock options made during 2003 to each of the named executive officers:

Option/ SAR Grants in Last Fiscal Year

	Individual Grants

	Number of	% of Total
	Securities	Options/SARs	Exercise
	Underlying	Granted to	or Base		Grant Date
	Options/SARs	Employees in	Price(2)	Expiration	Present
Name	Granted(#)(1)	Fiscal Year	($/SH)	Date	Value($)(3)

James T. Hackett(4)	250,000	25.2%	$46.635	12/03/13	$4,549,125
Robert J. Allison, Jr.	0	0%	n/a	n/a	$0
John N. Seitz	0	0%	n/a	n/a	$0
James R. Larson(5)	20,000	2.02%	$42.905	10/30/10	$337,482
Richard J. Sharples(5)	20,000	2.02%	$42.905	10/30/10	$337,482
Mark L. Pease(5)	16,000	1.61%	$42.905	10/30/10	$269,986
James J. Emme(5)	16,000	1.61%	$42.905	10/30/10	$269,986
Michael E. Rose	0	0%	n/a	n/a	$0
Charles G. Manley	0	0%	n/a	n/a	$0

(1)	No Stock Appreciation Rights (“SARs”) were granted in 2003.

(2)	The exercise price equals the fair market value of the common stock on the date of grant.

(3)	The Company uses the Black-Scholes option pricing model to estimate the fair value of stock options granted. The fair value of each option grant was estimated on the date of grant using the following assumptions: (a) for options with an expiration date of December 3, 2013, an expected option life of 5.3 years, a risk-free interest rate of 3.5%, a dividend yield of 0.6% and expected volatility of 39.7%; and (b) for options with an expiration date of October 30, 2010, an expected option life of 5.3 years, a risk-free interest rate of 3.3%, a dividend yield of 0.6% and expected volatility of 40.5%. The estimated fair value was not adjusted for non-transferability during the vesting period or for risk of forfeiture.

(4)	Stock options granted on December 3, 2003, were granted under the Company’s 1999 Stock Incentive Plan. Fifty percent (50%) of the options become exercisable on December 3, 2005, the second anniversary of the date of grant with the other 50% to become exercisable on December 3, 2007.

(5)	Stock options granted on October 30, 2003, were granted under the Company’s 1999 Stock Incentive Plan. Twenty-five percent (25%) of the options become exercisable each year on the anniversary date of the date of grant beginning on October 30, 2004. In the event of a change of control, any outstanding options will automatically vest. The Board may also take any one or more of the following actions: (i) provide for the purchase of any outstanding awards by the Company; (ii) make adjustments to any outstanding awards; or (iii) allow for the substitution of any outstanding awards by the acquiring company’s stock.

Aggregated Option/ SAR Exercises in Last Fiscal Year
and FY-End Option/ SAR Values

			Number of Securities	Value of Unexercised
	Shares		Underlying Unexercised	In-the-Money
	Acquired		Options/SARs at Fiscal	Options/SARs at Fiscal
	on Exercise	Value	Year-End (#)	Year-End ($)
	(#)	Realized ($)	Exercisable/Unexercisable	Exercisable/Unexercisable*

James T. Hackett	0	$0	0/250,000	$0/$1,093,750
Robert J. Allison, Jr.	0	$0	2,195,000/0	$34,027,878/$0
John N. Seitz	528,000	$6,287,154	0/0	$0/$0
James R. Larson	0	$0	0/140,000	$0/$459,550
Richard J. Sharples	0	$0	74,000/195,000	$1,078,802/$595,881
Mark L. Pease	0	$0	124,000/166,000	$2,200,115/$501,493
James J. Emme	0	$0	40,000/166,000	$821,275/$501,493
Michael E. Rose	0	$0	150,000/0	$371,813/$0
Charles G. Manley	0	$0	486,000/0	$3,547,110/$0

*	Computed based upon the difference between the fair market value of the Company’s common stock on December 31, 2003 ($51.01 per share) and the aggregate exercise price.

Long-Term Incentive Plans-Awards in Last Fiscal Year

			Estimated Future Payouts Under
			Non-Stock Price Based Plans
		Performance or
	Number of	Other Period		Target
	Shares, Units or	Until Maturation	Threshold	($ or	Maximum
Name	Other Rights (#)	or Payout(1)	($ or #)	#)	($ or #)

James T. Hackett	80,000	2 years	10,000	40,000	80,000
James T. Hackett	80,000	4 years	40,000	40,000	80,000

(1)	The performance units represent the right to receive performance shares based on a ranking of the Company’s total shareholder return (“TSR”) relative to a designated peer group. Awards will range from 0 to 160,000 shares. 80,000 shares will be paid out at the target level of performance and 160,000 shares will be paid at the maximum level of performance, to be earned one-half based on TSR from December 3, 2003 through December 2, 2005 (“Performance Period 1”) and one-half based on TSR from December 3, 2003 through December 2, 2007 (“Performance Period 2”). If, at the end of Performance Period 1, the Company’s TSR rank is equal to or greater than the 25th percentile (“Threshold”) but less than the 50th percentile of the peer group, the shares awarded to Mr. Hackett will be equal to one times the Company’s percentile rank multiplied by 40,000. If, at the end of Performance Period 1, the Company’s TSR rank is equal to or greater than the 50th percentile of the peer group, the shares awarded to Mr. Hackett will be equal to two times the Company’s percentile rank multiplied by 40,000. If, at the end of Performance Period 2, the Company’s TSR rank is equal to or greater than the 50th percentile (“Threshold”) of the peer group, the shares awarded to Mr. Hackett will be equal to two times the Company’s percentile rank multiplied by 40,000.

PENSION PLAN TABLE

      The Company has a defined benefit retirement plan and, due to limitations imposed by the Internal Revenue Code that restrict the amount of benefits payable under the tax-qualified plans, a Restoration Plan (collectively the “Retirement Plans”) that covers all United States employees. The Retirement Plans provide benefits based on a formula that considers length of service and final average pay, and do not require employee contributions. For this purpose, “pay” or remuneration generally includes the amounts shown in the Salary and Bonus columns of the Summary Compensation Table. The compensation covered by the Plans for the most recent three years does not differ by more than 10% from the annual compensation shown in the Summary Compensation Table. The following table reflects the estimated single life annuity payable annually at normal retirement at age 65 in specified remuneration and years-of-service classifications, based on the benefit formula in effect on December 31, 2003 and such benefits are not subject to deduction for Social Security or any other offset amounts.

	Years of Service
Remuneration
($)	15 ($)	20 ($)	25 ($)	30 ($)	35 ($)

1,000,000	267,000	356,000	446,000	535,000	624,000
1,250,000	335,000	446,000	558,000	670,000	781,000
1,500,000	402,000	536,000	671,000	805,000	939,000
1,750,000	470,000	626,000	783,000	940,000	1,096,000
2,000,000	537,000	716,000	896,000	1,075,000	1,254,000
2,250,000	605,000	806,000	1,008,000	1,210,000	1,411,000
2,500,000	672,000	896,000	1,121,000	1,345,000	1,569,000
2,750,000	740,000	986,000	1,233,000	1,480,000	1,726,000
3,000,000	807,000	1,076,000	1,346,000	1,615,000	1,884,000
3,250,000	875,000	1,166,000	1,458,000	1,750,000	2,041,000
3,500,000	942,000	1,256,000	1,571,000	1,885,000	2,199,000
3,750,000	1,010,000	1,346,000	1,683,000	2,020,000	2,356,000
4,000,000	1,077,000	1,436,000	1,796,000	2,155,000	2,514,000
4,250,000	1,145,000	1,526,000	1,908,000	2,290,000	2,671,000
4,500,000	1,212,000	1,616,000	2,021,000	2,425,000	2,829,000
4,750,000	1,280,000	1,706,000	2,133,000	2,560,000	2,986,000

      Messrs. Hackett, Allison, Larson, Sharples, Pease, Emme, Rose and Manley, respectively, have 0, 30, 23, 11, 25, 23, 26, and 30 years of accrued service under the Retirement Plans. An employee becomes vested in his or her benefit under the Retirement Plans at completion of five years of vesting service as defined in the Retirement Plans. Mr. Hackett’s participation in the Retirement Plans is discussed below as a term of his Employment Agreement with the Company.

PERFORMANCE GRAPH

      The following performance graph compares the performance of the Company’s common stock to the S&P 500 Index and to the Dow Jones Oil — Secondary Index for the last five years. The graph assumes that the value of the investment in the Company’s common stock and each index was $100 at December 31, 1998, and that all dividends were reinvested.

COMPARISON OF 5 YEAR CUMULATIVE TOTAL RETURN*

AMONG ANADARKO PETROLEUM CORPORATION, THE S&P 500 INDEX
AND THE DOW JONES US OIL COMPANIES, SECONDARY INDEX

Fiscal Year Ended December 31

	1998	1999	2000	2001	2002	2003

Anadarko Petroleum Corporation	100	111.18	232.54	186.71	158.37	170.29
S&P 500 Index	100	121.04	110.02	96.95	75.52	97.18
Dow Jones Oil — Secondary Index	100	115.40	184.31	169.22	172.88	226.59

*	Assumes $100 invested on December 31, 1998 including reinvestment of dividends, for fiscal years ending December 31.

Total Return Data Provided by S&P’s Institutional Market Services and Dow Jones & Company Inc.

TRANSACTIONS WITH MANAGEMENT

Change of Control Arrangements

      The Company has entered into key employee change of control contracts with each of the named executive officers and with certain other key executives. These change of control contracts have an initial three-year term that is automatically extended for one year upon each anniversary, unless a notice not to extend is given by the Company. If a change of control of the Company (as defined below) occurs during the term of the change of control contract, then the contract becomes operative for a fixed three-year period. The change of control contracts generally provide that the executive’s terms and conditions of employment (including position, work location, compensation and benefits) will not be adversely changed during the three-year period after a change of control of the Company. If the Company terminates the executive’s employment (other than for cause, death or disability), the executive terminates for good reason during such three-year period, or, in certain change of control transactions, the executive terminates employment for any reason during the 30-day period following the first anniversary of the change of control, and upon certain terminations prior to a change of control or in connection with or in anticipation of a change of control, the executive is generally entitled to receive the following payment and benefits:

(i) earned but unpaid compensation;

(ii) up to 2.9 times the executive’s base salary plus annual bonus (based on historic annual bonus);

(iii) the Company matching contributions which would have been made had the executive continued to participate in the Savings Plans for up to an additional three years;

(iv) the value of any investments credited to the executive under the Savings Restoration Plans; and

(v) the present value of the accrued retirement benefit under the Retirement Plan and the additional retirement benefits, including retiree medical, which would have been received had the executive continued service for up to an additional three years.

      The key employee change of control contracts were amended in April 2003 to provide that any good faith determination of “Good Reason” for termination made by an executive shall be conclusive except during the 30-day period immediately following the first anniversary of the effective date of the change of control if the effective date is attributable to the consummation of a business combination wherein a majority of the directors of the continuing entity were members of the incumbent board at the time of the execution of the initial acquisition or merger agreement.

      In addition, the change of control contract provides for a continuation of various medical, dental, disability and life insurance benefits and financial counseling for a period of up to three years, outplacement services and the payment of all legal fees and expenses incurred by the executive in enforcing any right or benefit provided by the change of control contract. The change of control contract also provides that the executive is entitled to receive a payment in an amount sufficient to make the executive whole for any excise tax on excess parachute payments imposed under Section 4999 of the Internal Revenue Code.

      As a condition to receipt of these change of control benefits, the executive must remain in the employ of the Company and render services commensurate with his or her position until the executive is terminated pursuant to the provisions of the agreement. The executive must also agree to retain in confidence any and all confidential information known to him or her concerning the Company and its business so long as the information is not otherwise publicly disclosed. In 2003, no amounts were paid under the change of control contracts.

      In addition, pursuant to the Company’s stock plans, upon a change of control of the Company (as defined below):

•	Outstanding options and stock appreciation rights that are not vested and exercisable become fully vested and exercisable;

•	The restrictions on any outstanding restricted stock lapse; and

•	If any performance-based restricted stock awards are outstanding, they become fully vested and the performance goals are deemed to be earned unless otherwise provided in the participant’s award agreement.

      For purposes of the change of control contracts and the Company’s stock plans, a change of control is generally defined as:

(1) Any individual, entity or group acquiring beneficial ownership of 20% or more of either the outstanding shares of the Company’s common stock or the combined voting power of the outstanding voting securities of the Company entitled to vote generally for the election of directors;

(2) Individuals who constitute the Board on the date of either the change of control contract or the Company’s stock plans, as applicable, cease to constitute a majority of the Board, provided that an individual whose election or nomination as a director is approved by a vote of at least a majority of the directors as of the date of either the change of control contract or the Company’s stock plans, as applicable, will be deemed a member of the incumbent Board;

(3) Approval by the Company’s stockholders of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of the Company or the acquisition of assets of another entity, unless following the business combination:

(a) all or substantially all of the beneficial owners of the Company’s outstanding common stock prior to the business combination own more than 60% of the outstanding common stock of the corporation resulting from the business combination;

(b) no person, entity or group owns 20% or more of the outstanding voting securities of the corporation resulting from the business combination; and

(c) at least a majority of the board of the corporation resulting from the business combination were members of the Company’s Board prior to the business combination; or

(4) Approval by the Company’s stockholders of a complete liquidation or dissolution of the Company.

Employment Contracts

      In connection with Mr. Hackett’s joining the Company, he and the Company entered into an employment agreement that became effective December 3, 2003. The agreement initially has a term of three years, and, upon each anniversary, will be automatically extended by successive one-year periods, so that the term of the agreement will always be between two and three years, unless either party gives notice of non-renewal.

      Under the employment agreement, Mr. Hackett serves as President and Chief Executive Officer of the Company, has been appointed to the Board of Directors, and will be nominated for election and re-election to the Board throughout the term of the agreement. The employment agreement provides that Mr. Hackett is generally expected to maintain ownership of Company common stock having a value equal to five times his annual base salary.

      Under the terms of the employment agreement, Mr. Hackett is entitled to the following cash compensation: a minimum annual base salary of $1.1 million; a signing bonus of $1 million, which was paid in January 2004; $5.7 million which is payable in May 2004; and eligibility for an annual cash performance bonus. The $5.7 million payment is provided in recognition of Mr. Hackett’s loss of his right to receive certain compensation from his previous employer as a result of his termination of that employment prior to May 1, 2004. Payments made with respect to 2003 under this agreement are included in the Summary Compensation Table on page 15.

      The employment agreement provides that the target amount of the annual cash bonus referred to above will be at least 120% of Mr. Hackett’s annual base salary, with a maximum payment of twice that amount (that is, 240% of his annual base salary). The actual amount paid pursuant to the annual bonus opportunity referred to above will be determined by the Compensation Committee based on the Company achieving specific performance goals in accordance with the Company’s Annual Incentive Bonus Plan.

      In addition, on December 3, 2003, Mr. Hackett was granted a non-qualified stock option to purchase 250,000 shares of the Company’s common stock and 200,000 shares of restricted stock pursuant to the Company’s 1999 Stock Incentive Plan. The option will vest as to 125,000 shares on December 3, 2005, and as to the remaining shares on December 3, 2007. The restricted stock will vest in four annual equal installments beginning on December 3, 2004. Mr. Hackett was also granted performance units under the Stock Incentive Plan. These performance units represent the right to receive 80,000 shares at the target level of performance and 160,000 shares at the maximum level of performance, to be earned one-half based on total shareholder return from December 3, 2003 through December 2, 2005 and one-half based on total shareholder return from December 3, 2003 through December 2, 2007, and are included in the Long-Term Incentive Plans-Awards Table on page 18. However, upon a change of control of the Company, the performance units will vest at the maximum level. These options, restricted stock and performance unit awards are intended to represent Mr. Hackett’s equity awards for the first two years of his employment with the Company. The employment agreement provides that after this two-year period, he will be eligible for additional equity awards in accordance with normal competitive pay practices on terms no less favorable than the Company’s other senior executives as determined by the Compensation Committee.

      The employment agreement also provides that if Mr. Hackett remains employed by the Company until at least December 3, 2008, he will receive a special pension benefit, computed so that his total pension benefits from the Company will equal those to which he would have been entitled, if his actual years of employment with the Company were doubled. Mr. Hackett is also entitled to receive five weeks of vacation per year, and the employee and executive benefits provided by the Company to its most senior executives.

      If Mr. Hackett’s employment is terminated by the Company without cause or by him for good reason, as those terms are defined in the employment agreement, he will be entitled to receive the following severance benefits: a cash lump sum payment equal to the salary that he would have been entitled to receive through the end of the remaining term of the agreement; full vesting of his unvested stock options and restricted stock, and a guaranteed period to exercise his stock options of one year, or until the end of the options’ term, if sooner; pro-rata vesting of the performance units described above, at the target level; a pro-rata annual bonus for the year of termination, at the target level; credit, for purposes of his special pension benefit, for service through the end of the remaining term of the agreement; and continuation of medical benefits on the same basis as active employees for up to 18 months.

      Mr. Hackett is also subject to covenants regarding confidentiality, non-competition and non-solicitation of the Company’s employees. The employment agreement requires that Mr. Hackett be provided with a Key Employee Change of Control Agreement, generally in the form provided to other senior executives of the Company, but modified as necessary to preserve his special benefits under the employment agreement and to ensure that his severance following a change of control is not less than it would have been under the employment agreement.

Termination of Employment Contract

      On April 16, 2003, the Company entered into a Termination Agreement and Release of All Claims (“Termination Agreement”) with Mr. Seitz. Under the Termination Agreement, Mr. Seitz resigned as an employee of the Company and waived all rights under his Key Employee Change of Control Agreement. The Termination Agreement provided for a lump sum payment as reflected in the Summary Compensation Table on page 15; reimbursement for the cost of medical coverage until the earlier of December 18, 2006, or until Mr. Seitz obtains comparable coverage as a result of his employment with another employer and eligibility for retiree medical coverage beginning on December 18, 2006, (Mr. Seitz was eligible to continue coverage under the terms of the Company’s medical plan as a retiree based on his age and service at time of termination); the vesting of stock options for 500,000 shares of the Company’s common stock that were granted to Mr. Seitz on July 2, 2002, and tax preparation and financial planning services through December 31, 2004. In the Termination Agreement, Mr. Seitz accepted the termination benefits as payment in full of amounts owed to him under the Termination Agreement and agreed not to seek any further compensation for any other claimed damages, costs, severance, income, or attorney’s fees, and waives the right to participate in or receive any benefits or payments under any severance plan or program of the Company. He did not release any rights he has to vested and accrued benefits under the Savings Plans and the Retirement Plans. The Termination Agreement also contains confidentiality provisions restricting Mr. Seitz from disclosing terms of the Termination Agreement or the Company’s confidential information, mutual non-disparagement agreements and provisions allowing for injunctive relief for the enforcement of these agreements.

Arrangements with Retiring Executives

      In recognition of the contributions made by Messrs. Allison, Rose and Manley during their many years with the Company and for their contributions during the transition period leading up to and following the hiring of Mr. Hackett, the Compensation Committee elected to pay Messrs. Allison, Rose and Manley a one time special cash bonus paid in 2004 and accelerated the vesting schedule applicable to unvested restricted stock awards. These payments are reflected in the Summary Compensation Table on page 15. The amounts paid were in addition to the retirement benefits to which they became entitled to upon their retirement from the Company.

Ongoing Benefits

      In 2004, the Company replaced, in its entirety, the Memorandum of Understanding dated October 26, 2000 between the Company and Mr. Allison. The 2004 Agreement was effective as of Mr. Allison’s retirement from the Company. The Agreement provides that during Mr. Allison’s lifetime, he has the use of the Company’s aircraft, or an alternative aircraft for up to 200 hours annually. In the event the Company no longer maintains an aircraft, the Company will provide an annual payment sufficient to allow him to secure comparable aircraft usage. In addition, the Agreement provides that the Company will furnish Mr. Allison, during his lifetime, office space, secretarial assistance, office utilities and a monitored security system for his residence.

Item 2 —	Approval of the Amendment to the Annual Incentive Bonus Plan and Performance Criteria

      In the Revenue Reconciliation Act of 1993, Congress enacted section 162(m) of the Code which limits to $1 million per year the tax deduction available to public companies paid to certain employees, subject to exceptions for “performance-based” compensation. In 1994, stockholders initially approved the Annual Incentive Plan (the “Incentive Plan”) and, in 1994 and 1999, also approved the material terms of the performance goals. As a result of shareholder approval of the performance goals, bonuses paid under the Incentive Plan, where appropriate, have met the requirements of section 162(m). To continue to meet section 162(m) requirements, stockholders must approve the performance criteria and any changes to the maximum amount permitted to be paid to any individual under the Incentive Plan at least every five years. In February 2004, the Board approved an amendment to the Incentive Plan, subject to stockholder approval, which included the performance criteria listed below and increased the maximum bonus amount that could be paid to any individual for any calendar year under the Incentive Plan to $5 million.

      The Board recommends that you vote FOR the approval of the Amendment to the Annual Incentive Bonus Plans and performance criteria.

      Below is a summary of the key provisions of the Incentive Plan. See Appendix C for a full text of the Incentive Plan.

      Administration. The Incentive Plan is administered by the Compensation Committee. The Compensation Committee determines the performance objectives and the extent to which such performance objectives have been achieved, bonus amounts and how and when bonuses will be paid.

      Performance Criteria. For each calendar year, the Compensation Committee establishes, in writing, the performance goals, the specific performance criteria and the performance target or range of targets to measure satisfaction of the performance goals. One or more of the following performance criteria will be used to establish the performance goals: (i) finding and development costs, (ii) production and operating costs, (iii) production, drilling and reserve growth results, (iv) attainment of cash flow and net income goals, (v) attainment of financial and operating return ratios or margins, (vi) attainment of corporate financial goals, (vii) mergers, divestitures and acquisitions results, (viii) attainment of regulatory, environmental and safety goals, and (ix) common stock price performance.

      Limitation of Bonus Amount. In no event will a bonus be paid to any individual for any calendar year in excess of $5 million under the Incentive Plan.

      Eligibility. All executive officers and any key employees as determined by the Chief Executive Officer may be eligible to participate in the Incentive Plan. There are currently seventeen executive officers of the Company. The number of key employees that will participate in the Incentive Plan is not determinable at this time.

      Termination of Employment. The Compensation Committee may pay the bonus to the employee or his beneficiary if the employee terminates employment with the Company for any reason prior to the date a bonus is paid. The amount of any such bonus payment will be at the discretion of the Compensation Committee.

      Plan Amendment or Termination. The Board may amend or terminate the Incentive Plan at any time.

Item 3 —	Ratification of the Independent Auditor

      The Audit Committee has appointed KPMG LLP to audit the Company’s financial statements for 2004. The management of the Company is asking you to ratify that appointment.

      The Board recommends that you vote FOR ratification of the appointment of KPMG LLP to audit the Company’s financial statements for 2004. In the event stockholders do not ratify the appointment of KPMG LLP, the Audit Committee will make the final determination of the independent auditor for 2004.

Item 4 —	Stockholder Proposal Regarding Climate Change

      Trillium Asset Management Corporation, located at 711 Atlantic Avenue, Boston, Massachusetts 02111-2809, on behalf of its client Ms. Whitman, Trustee of the Sara G. Whitman 1999 Revocable Trust, owner of 110 shares of the Company’s common stock, and other filers, have notified the Company that they intend to present the following resolution at the annual meeting for action by the stockholders.

Proposal of Trillium

WHEREAS:

      In 2001, the Intergovernmental Panel on Climate Change concluded “there is new and stronger evidence that most of the warming observed over the last 50 years is attributable to human activities.” The National Academy of Science stated that the “degree of confidence in the IPCC assessment is higher today than it was 10, or even 5 years ago.”

      The Bush Administration’s “Climate Action Report — 2002,” concluded that climate change poses risks to coastal communities due to sea level rise, water shortages, and increases in the heat index and frequency of heat waves (www.usgrrp.gov/ usgcrp/ Library/ thirdnat.com).

      100+ countries have ratified the Kyoto Protocol, spurring green house gas emissions (GHG) controls abroad that could disadvantage U.S. companies against competitors already accustomed to operating carbon-constrained environments (Financial Times, December 23, 2003, Japan edition). At least half of U.S. states are addressing global warming, through legislation, lawsuits against the Bush administration or programs initiated by governors (The New York Times, October 28, 2003).

      According to recent polls by Zogby (www.zogby.com) and Gallup (see www.climatenetwork.org/ uscanweb/ gallupapril03), 75% of Americans favor mandatory controls on GHG emissions.

      Recent reports by CERES (www.ceres.org), The Carbon Disclosure Project (www.cdproject.net), Innovest Strategic Value Advisors (www.innovestgroup.com), and the Investor Responsibility Research Center (www.IRRC.org) we believe demonstrate the growing financial risks of climate change for U.S. corporations, and that companies are not adequately disclosing these risks to investors.

      The re-insurer Swiss Re is asking companies applying for directors and officers insurance to explain what they are doing to prepare for potential regulation of GHG emissions (www.swissre.com).

      We believe that our industry is highly exposed to risk from climate change; according to the Energy Information Administration, over half of all GHG emissions in the United States are from oil and gas combustion (www.eia.doe.gov).

      Industry leaders such as Royal Dutch/ Shell, BP, ConocoPhillips, Statoil, Suncor and Amerada Hess are taking actions to reduce their exposure to climate related risks, including assuming a cost for carbon in their strategic planning, reporting on and reducing their GHG emissions, engaging in emissions trading and investing in renewable energy (www.ceres.org; www.ConocoPhillips.com; www.statoil.com; www.suncor.com; www.hess.com). BP reports that its emissions reduction activities have generated savings with an NPV of $650 million (www.bp.com/environ social/ environment/ climate change/ our performance/ index.asp#1).

      According to Oil and Gas Investor (September 1, 2001), the industry’s environmental record is hurting its ability to attract strong employees. Companies like BP claim that their proactive stance on climate change helps to recruit and retain quality employees (The Economist, August 7, 2003).

      Anadarko annually submits the publicly available “Voluntary Climate Change Challenge Progress Report” to the Canadian government, but produces no comparable report on its U.S. operations.

      RESOLVED: Shareholders request the Board to prepare a report (at reasonable cost and omitting proprietary information) by September 1, 2004, explaining how the company is responding to rising regulatory, competitive and public pressure to significantly reduce GHG emissions.

      SUPPORTING STATEMENT: We believe management has a fiduciary duty to carefully assess and disclose to shareholders all pertinent information on its response associated with climate change. We believe taking early action to reduce emissions and prepare for standards could provide competitive advantages, and inaction and opposition to emissions control efforts could expose companies to regulatory and litigation risk, and reputation damage.

Board of Directors’ Statement Regarding Proposal

      The Board of Directors and management of the Company regularly review the risks facing Anadarko’s business, including the environmental and regulatory matters associated with the Company’s operations. The Company has formed a Climate Change Committee composed of employees representing disciplines across the Company to address GHG issues. Anadarko participates in voluntary GHG programs as a member of certain trade organizations both in the United States and Canada. Through a Canadian subsidiary, Anadarko has since 1995 voluntarily submitted GHG data into the Voluntary Challenge and

Registry, Inc. Program sponsored by the Canadian government. The Company is a partner in the U.S. Environmental Protection Agency’s Natural Gas STAR Program and is participating in the American Petroleum Institute Climate Challenge Program. Through these programs, the Company is formulating a plan for the assessment of emission sources which will include determination of the protocol for measurement to develop an accurate baseline in the U.S. Anadarko also has CO2 sequestration projects in Wyoming and Oklahoma. Operational highlights of these projects can be found in the Company’s Annual Report on Form 10-K for the year ended December 31, 2003 under Business, Oil and Gas Properties and Activities, Properties and Activities — United States, Western States, Enhanced Oil Recovery.

      Because the Company is actively addressing the issues raised in this proposal, the Board does not believe that creating the type of report requested by the proponents would help in the reduction of emissions or in the environmental performance of the Company. Neither Anadarko nor any of the Company’s peers yet know the regulatory obligations that may be imposed with regard to GHG emissions. At this time, attempts to assess impacts on stockholder value can only be speculative. Since the Company is already addressing the issues raised in this proposal, the Company believes that preparing the requested report will not create added value to the stockholders and will serve only to increase administrative burdens and costs.

Recommendation of the Board of Directors

      The Board of Directors recommends a vote AGAINST the adoption of the proposal.

STOCKHOLDER PROPOSALS FOR THE 2005 ANNUAL MEETING OF STOCKHOLDERS

      An eligible stockholder who wants to have a qualified proposal considered for inclusion in the proxy statement for the 2005 Annual Meeting must notify the Corporate Secretary of the Company. The proposal must be received no later than November 18, 2004 to be considered for inclusion in the proxy statement and form of proxy relating to the 2005 Annual Meeting. Under the Company’s bylaws, in order for any stockholder proposal that is not included in such proxy statement and form of proxy to be brought before the 2005 Annual Meeting, such proposal must be received by the Secretary of the Company at its principal executive offices not less than 50 days nor more than 70 days prior to such meeting. In the event that less than 65 days’ notice of the date of the 2005 Annual Meeting is made, notice by the stockholder of any proposal must be received not later than the close of business on the 15th day following the day on which such public disclosure is made or notice of the date of the meeting is mailed, whichever is first.

INDEPENDENT AUDITOR

      KPMG LLP served as the Company’s independent auditor during 2003. Representatives of KPMG LLP will be present at the meeting to make a statement, if they desire to do so, and to respond to appropriate questions from stockholders.

OTHER MATTERS

      It is not expected that any other matters will come before the meeting. However, if any other matters properly come before the meeting, then it is the intention of the persons named in the accompanying form of proxy to vote the proxy in accordance with their judgment on such matters.

PROXY SOLICITATION

      The Company pays for the cost of preparing, assembling and mailing the material in connection with the solicitation of proxies. It is expected that the solicitation of proxies will be primarily by mail but solicitations may also be made personally or by telephone, email or facsimile by officers and other employees of the Company without additional compensation. The Company pays all costs of solicitation, including certain expenses of brokers and nominees who mail proxy material to their customers or principals. In addition, the Company has engaged Mellon Investor Services, LLC to assist in the solicitation of proxies for this Annual Meeting at an estimated fee of $5,000 plus disbursements.

Delivery of Documents to Stockholders Sharing an Address

      In some cases, only one copy of this proxy statement or annual report is being delivered to multiple stockholders sharing an address unless we have received contrary instructions from one or more of the stockholders. We will deliver promptly, upon written or oral request, a separate copy of this proxy statement or annual report to a stockholder at a shared address to which a single copy of the document was delivered. To request separate or multiple delivery of these materials now or in the future, a stockholder may submit a written request to the Corporate Secretary, Anadarko Petroleum Corporation, 1201 Lake Robbins Drive, The Woodlands, Texas 77380-1046 or an oral request by calling the Corporate Secretary at (832) 636-1000.

BY ORDER OF THE BOARD OF DIRECTORS

SUZANNE SUTER
Vice President, Corporate Secretary
and Chief Governance Officer

Dated: March 18, 2004

The Woodlands, Texas

See enclosed proxy card — please vote promptly.

APPENDIX A

ANADARKO PETROLEUM CORPORATION

CORPORATE GOVERNANCE GUIDELINES

As Amended and Restated by the Board of Directors on February 5, 2004

Role and Functions of the Board of Directors

      The role of the Board of Directors (the “Board”) is to oversee and monitor the Company’s management in the interest and for the benefit of the Company’s stockholders. To fulfill its role the Board or a Board committee must perform the following primary functions:

1. Oversee the conduct of the Company’s business to evaluate whether the business is being properly managed;

2. Review and, where appropriate, approve the Company’s major financial objectives, plans and actions;

3. Review and, where appropriate, approve major changes in, and determinations of other major issues respecting the appropriate auditing and accounting principles and practices to be used in the preparation of the Company’s financial statements;

4. Assess major risk factors relating to the Company and its performance, and review measures to address and mitigate such risks;

5. Evaluate regularly the performance and approve the compensation of the CEO and, with the advice of the CEO, evaluate regularly the performance of principal senior executives; and

6. Plan for succession of the CEO and monitor management’s succession planning for other key executives.

      In discharging these obligations, directors should be entitled to rely reasonably on the honesty and integrity of their fellow directors and the Company’s executives and its outside advisors and auditors. The directors shall be entitled to (i) have the Company purchase reasonable directors’ and officers’ liability insurance on their behalf; (ii) the benefits of indemnification to the fullest extent permitted by law under the Company’s charter, by-laws and any indemnification agreements; and (iii) exculpation as provided by state law and the Company’s charter.

      The Board may discharge its responsibilities either directly or by delegating them to its committees, except that the Board may not delegate any of its responsibilities which, under applicable law or the Company’s restated certificate of incorporation, may not be delegated to a committee of the Board. The Board and each Board committee shall have the full power and authority to hire, at the expense of the Company, independent financial, accounting, legal or other advisors, as necessary to fulfill their duties, without consulting or obtaining the approval of any officer of the Company.

      The Board should promote policies within the Company that encourage a corporate culture of openness, honesty, fairness and accountability. These policies also should apply to the Board and to relationships among and between the Board, stockholders and employees. The Board should periodically review and amend these policies if needed.

      The Board should recognize that the actual management of the business and affairs of the Company should be conducted by the CEO and other senior managers under his or her supervision and that, in performing the management function, the CEO and other senior managers are obliged to act in a manner that is consistent with the oversight functions and powers of the Board and the standards of the Company and to execute any specific plans, instructions or directions of the Board.

Director Qualifications, Selection and Limitations

      Independence: The Board shall have a substantial majority of directors who meet the independence criteria discussed below under Director Independence. Each member of the Board should have the qualifications discussed below under Individual Qualifications and the Board as a whole should have the characteristics and qualifications discussed under Qualifications of the Board as a Whole.

      Individual Qualifications: Each member of the Board should have the following qualifications and such other qualities as the Board shall identify from time to time:

1. Personal and professional integrity and high ethical standards;

2. Good business judgment;

3. An excellent reputation in the industry in which the nominee or director is or has been primarily employed;

4. A sophisticated understanding of the business of the Company or similar businesses;

5. Curiosity and a willingness to ask probing questions of management;

6. The ability and willingness to work cooperatively with other members of the Board and, with the CEO and other senior management of the Company; and

7. The ability and willingness to support the Company with his or her preparation for, attendance at and participation in Board meetings.

      Qualifications of the Board as a Whole: The Board of Directors of the Company should possess, as a group, the knowledge, experience and skills necessary to develop, and oversee the implementation of, the strategic vision of the Company, and such other qualities as the Board shall identify from time to time. Initially, these qualifications shall include the following core competencies:

1. Experience developing and implementing a strategy and long-term plan for a public company;

2. An understanding of the operations and economics of the Company;

3. Knowledge of the exploration and production industry including technical knowledge, a familiarity with industry leaders and a knowledge of related service and downstream industries;

4. Financial sophistication including at least one director who qualifies as an audit committee financial expert and sufficient numbers of financially literate directors so that all members of the Audit Committee will be financially literate;

5. An understanding of industry issues relating to safety, environmental protection, information technology, public reporting, oil and gas marketing, executive compensation and competitive and strategic challenges faced by the Company; and

6. A diversity of experience, professional expertise and age.

      Size of Board: The Board shall determine the appropriate size of the Board within the requirements of the Company’s Restated Certificate of Incorporation and Bylaws.

Selection Process: The Committee shall for positions not currently filled:

1. Identify the personal characteristics needed in a director nominee so that the Board as a whole will possess the Qualifications of the Board as a Whole as identified herein and as needed on the Board at the time of the selection of a director nominee. It is expected that the characteristics needed in a director nominee will depend on the skills of current directors and the current needs of the Company. The characteristics identified in the Qualifications of the Board as a Whole should be reviewed and updated, if necessary;

2. Compile, through such means as the Committee considers appropriate, a list of potential director nominees thought to possess the Individual Qualifications as identified herein;

3. If the Committee determines it is appropriate, engage an outside consultant to assist in the search for director nominees and to conduct background investigations of all nominees regardless of the source by which they were recommended;

4. Review the curriculum vitae of each nominee;

5. Conduct interviews with the nominees meeting the desired set of qualifications;

6. Following the interviews, compile a short list of nominees (which, at the discretion of the Committee, may consist of a single individual) who may meet with the Chairman of the Board, the Chief Executive Officer and, at a minimum, the Chairman of the Nominating and Corporate Governance Committee and/or the Lead Director (if they are different people); and

7. Evaluate the nominees(s) in relationship to the culture of the Company and the Board and its needs.

      The Committee may, in its discretion, maintain a list of possible director nominees that is updated periodically for use in selecting director nominees.

Stockholder Participation in the Selection of Director Nominees

      Stockholders may recommend individuals for consideration as a director nominee by submitting the recommendation in writing to the attention of the Corporate Secretary of the Company by certified or registered mail. The recommendation must include:

1. The name, address and comprehensive biography of the director nominee and an explanation of why the nominee is qualified to serve as a director;

2. The name, address and telephone number of the stockholder or group of stockholders making the recommendation, proof of ownership, number of shares and length of time the shares of the Company’s voting securities have been beneficially owned by the stockholder or group of stockholders, and a representation that the stockholder or group of stockholders is entitled and will remain entitled to vote at the Company’s next annual meeting; and

3. A letter in writing from the individual being recommended of his or her willingness to serve, if elected as a director.

      Annual Review of Independence and Qualifications: The Nominating and Corporate Governance Committee shall annually review the Board’s performance, including an assessment of the directors’ independence and qualifications.

      Resignation from the Board: An individual director should offer his or her resignation in the event the director’s principal occupation or business association changes substantially from the position he or she held when originally invited to join the Board. The Board should consider the continued appropriateness of the director’s membership on the Board under the changed circumstances and then the Board should determine whether or not to accept the director’s resignation. Also a director should tender a resignation in the event there is a substantial conflict of interest between the director and the Company or the Board and such conflict cannot be resolved to the satisfaction of the Board.

      Retirement from the Board: A director shall retire from the Board at the end of the calendar year in which he or she reaches 70 years of age.

      Recusal when Conflict of Interest: Prior to any Board discussion or decision related to any matter that potentially affects a director’s personal, business or professional interests, that director should (i) disclose the existence of the potential conflict of interest to the Chairman of the Nominating and Corporate Governance Committee and (ii) if the Chairman of the Nominating and Corporate Governance

Committee (in consultation with legal counsel) determines a conflict exists or the perception of a conflict is likely to be significant, recuse himself or herself from any discussion or vote related to the matter.

      Limit on Number of Board Memberships: We encourage membership on other Boards, but, subject to review by the Chairman of the Board and the Chairman of the Nominating and Corporate Governance Committee, the recommended maximum number of service to other Boards of public companies should be no greater than three. A director should advise the Chairman of the Board and the Chairman of the Nominating and Corporate Governance Committee in advance of accepting an invitation to serve on another public company board.

      Term Limits: The Board does not believe it should establish term limits. The Company and its stockholders both benefit from Board continuity and stability and by allowing directors to focus on long-term business strategies and results.

Director Independence

      A substantial majority of the Board and all members of the Audit, the Compensation and Benefits, and the Nominating and Corporate Governance Committees shall be independent. The Board must determine annually whether or not each director is independent and disclose this determination in the proxy statement.

      The term independent shall include independence factors required by the New York Stock Exchange (“NYSE”) and federal and state statutes and regulations applicable to the Company, and shall otherwise reflect the Board’s business judgment. A director is deemed to be independent if he or she does not have a direct or indirect material relationship with the Company or any of its affiliates or with any senior management member of the Company or any of its affiliates. In determining the materiality of a relationship and the director’s independence, the Board shall be guided by the following independence standards.

      A director shall be deemed to have a material relationship with the Company and/or its affiliates and thus shall not be deemed independent if, within the past three years:

•	The director is or has been employed by the Company or its affiliates (except that employment as an Interim Chairman of the Board or chief executive officer shall not be considered employment for this purpose) or the director has an immediate family member who is an executive officer of the Company;

•	The director or an immediate family member has received more than $100,000 per year in direct compensation from the Company other than director and committee fees and pension or other forms of deferred compensation for prior service (provided such compensation is not contingent in any way on continued service);

•	The director is or has been affiliated with or employed by or the director has an immediate family member who is affiliated with or employed in a professional capacity by a present or former internal or external auditor of the Company;

•	The director is employed as an executive officer of another company where any of the Company’s present executives serve on that company’s compensation committee; or

•	The director is an executive officer or an employee of a company or whose immediate family member is an executive officer of a company that makes payments to, or receives payments from, the Company for property or services in an amount which, in any single fiscal year, exceeds the greater of $1 million, or 2% of such other company’s consolidated gross revenues.

Other material relationships in which the director shall not be deemed to be independent are:

•	The director or an immediate family member of the director is a director, officer, general partner or large equity holder of a significant customer of or supplier to the Company and/or its affiliates of nonprofessional services and goods;

•	The director or an immediate family member of the director is a director, officer, general partner or large equity holder of a significant paid adviser, paid consultant or other paid provider of professional services to the Company or its affiliates, or to any senior management member of the Company; or

•	The director or an immediate family member of the director is a director, officer or trustee of a charitable or tax-exempt organization to whom the Company, one of its affiliates or any senior management member of the Company or its affiliates makes substantial charitable contributions.

      For any relationships not covered above, the determination of whether these relationships are material or not and whether the director would be independent or not, shall be made by the directors who satisfy the independence standards set forth in this section. In making these determinations, the Board shall examine all factors that may appear to affect independence, including commercial, industrial, financial, banking, legal, accounting, charitable, familial relationships and long-standing friendships.

      The Company and its affiliates shall not make any personal loans or extensions of credit to directors. All directors shall only receive directors’ fees as their compensation for Board and/or Board committee service. The payment of consulting, advisory or other compensatory fees to a director from the Company or one of its affiliates is prohibited and shall negate the director’s independence.

      Each director has an affirmative obligation to inform the Board of any material changes in his or her circumstances or relationships that may impact his or her designation by the Board as “independent.”

      For the purposes of these independence standards guidelines, the terms:

•	Affiliate means any corporation or other entity that controls, is controlled by or is under common control with the Company, as evidenced by the power to elect a majority of the Board or comparable governing body of such entity; and

•	Immediate Family Member includes a person’s spouse, parents, children, siblings, mothers and fathers-in-law, sons and daughters in-law, brothers and sisters in-law, and anyone (other than employees) who shares such person’s home.

Board Meetings

      The Board expects to have four regularly scheduled meetings each year. Upon adequate notice, unscheduled meetings may be called throughout the year as the need arises. The Chairman of the Board shall consult with other Board members in determining the times and duration of the Board meetings.

      Meeting Attendance: Directors are expected to attend regularly scheduled Board and committee meetings on which they serve and the Annual Meeting of Stockholders. Directors also are expected to convene and devote an adequate amount of time and effort to discharge properly their responsibilities.

      Board Materials: Information and data that are important to the Board’s understanding of the business to be conducted at a Board or committee meeting should be distributed in writing to the directors before the meeting if possible. Directors are expected to review these materials in advance of the meeting. A director may request that the CEO or appropriate member of senior management present to the Board specific information as it relates to the Company and its operations.

      Board Meeting Agenda: The Chairman of the Board, in consultation with the Lead Director, shall establish the agenda for each Board meeting. Each director shall be furnished with a copy of the agenda in advance of the Board meeting if possible, and if advance distribution is not possible, then the agenda shall be distributed at the Board meeting. Each director may suggest the inclusion of agenda items. Each director can bring up, at any Board meeting, subjects that are not on the agenda for that meeting.

      Non-Management Executive Session of Directors: The non-management directors shall meet in executive session after each regularly scheduled Board meeting or more frequently, if necessary. The non-management directors shall elect a “Lead Director” to preside at these non-management executive sessions.

Board Committees

      The Board shall have at all times an Audit Committee, a Compensation and Benefits Committee and a Nominating and Corporate Governance Committee. All members of these Committees shall be independent directors as determined by the Board in accordance with the aforementioned independence criteria. Committee members shall be appointed by the Board upon recommendation (after consultation with the Chairman) of the Nominating and Corporate Governance Committee. In making any committee appointments, consideration should be given to the periodic rotation of a committee member; however, such rotation is within the Board’s discretion.

      The Audit Committee, Compensation and Benefits Committee and the Nominating and Corporate Governance Committee each shall have a written charter that sets forth the committee’s structure, membership qualifications, purposes, responsibilities, and procedures for appointing and removing committee members. The charters also shall provide that each committee annually evaluates its performance.

      Each committee chairman, in consultation with the committee members, shall determine the frequency and length of the committee meetings consistent with any requirements set forth in the committee’s charter. Each committee chairman, in consultation with the appropriate members of the committee and management, shall develop the committee’s agenda. Each committee shall report to the Board its activities, findings and recommendations after each committee meeting.

      The Board may, from time to time, establish or maintain additional committees of the Board, including an Executive Committee. If an Executive Committee is established, it will have the powers and authority as specified in the Company’s by-laws.

      Each committee shall have the full power and authority to hire independent legal, financial or other advisors as it may deem necessary, without consulting with or obtaining the pre-approval of any Company officer or the Board.

      Any director may attend any committee meetings, whether or not he or she is a member of that committee, providing that he or she has obtained pre-approval to attend from the committee chair or a majority of the committee.

Chairman of the Board

      The Board will appoint the Chairman of the Board who can be an employee of the Company. The Chairman will chair all regular sessions of the Board and (with input from the CEO to the extent not inappropriate) set the agenda for Board meetings, subject to the right of each Board member to suggest the inclusion of item(s) on any agenda.

Director Access to Officers, Employees and Independent Advisers

      Directors are encouraged to keep themselves informed with regard to the Company and its operations. Directors shall have full and free access to Company officers and employees. Any meetings or contacts that a director wishes to initiate may be arranged through the CEO, the Corporate Secretary or directly by the director. Directors shall use their judgment to ensure that any such contact is not disruptive to the Company’s business operations and shall, to the extent that it is not inappropriate, copy the CEO on any written communications between a director and a Company officer or employee.

      The Board shall approve any director’s request to have senior Company officers and other personnel regularly attend the Board meetings. Directors will also have access to the Company’s independent advisors following consultation with the CEO to the extent not inappropriate.

Director Compensation

      All directors shall receive directors’ fees as their only compensation for Board and/or Board committee service. Directors’ fees shall be in the form of cash, company stock, including options and restricted stock, or combination thereof, as well as any additional benefits regularly given to all directors. The exact amount and form of director compensation shall be determined and reviewed annually by the Compensation and Benefits Committee in accordance with the policies and principles set forth in its charter.

Director Orientation and Continuing Education

      All new directors shall receive an orientation package. The package will include a copy of the Company’s by-laws and charter, the Code of Business Conduct and Ethics, the Corporate Governance Guidelines, all SEC filings for the current year and last preceding calendar year, press releases issued during the current calendar year and any other pertinent information. The new director will attend a meeting with the CEO and Chief Financial Officer to be briefed on the Company’s strategic plans, its significant financial, accounting and risk management issues and current significant exploration and development projects.

      All directors are encouraged to receive director education in subjects relevant to the duties of a director, including the study of corporate governance best practices or ethics. This education may be as a result of a program planned by the Company or by the director attending a pre-approved seminar, with all expenses paid by the Company.

CEO Evaluation and Management Succession

      The Compensation and Benefits Committee shall conduct an annual review of the CEO’s performance and compensation, as set forth in its charter. The executive session of the Board shall review the Compensation and Benefits Committee’s report in order to ensure that the CEO is providing the best long and short-term leadership for the Company.

      The Nominating and Corporate Governance Committee shall make an annual report to the Board on emergency as well as expected CEO succession planning. The entire Board shall work with the Nominating and Corporate Governance Committee to nominate and evaluate potential successors to the CEO. The CEO shall provide the Committee with his or her recommendations and evaluations of potential successors, along with a review of any development plans recommended for such individuals.

Annual Self-Evaluations

      The Nominating and Corporate Governance Committee shall have responsibility for conducting and overseeing the annual self-evaluations for the Board and reporting the results to the Board following the end of each fiscal year. The evaluations will be based on such objective and subjective criteria, as the Board deems appropriate.

Code of Business Conduct and Ethics

      The Board shall adopt and maintain the Code of Business Conduct and Ethics (the “Code”) for the directors, officers and employees of the Company in compliance with the proposed NYSE requirements. The Code shall be posted on the Company’s website. The purpose of the Code shall be to focus the directors, officers and employees on areas of ethical risk, provide guidance in recognizing and dealing with ethical issues, provide mechanisms to report unethical conduct, and help foster a culture of honesty and accountability.

      Each director shall act at all times in accordance with the requirements of the Code. Waivers of the Code for any officer or director may only be made by the Board of the Company or by a Board committee composed of independent directors. Any waiver for an officer or director must be posted on the Company website and communicated to stockholders.

Communication with the Board and Reports of Accounting and Other Concerns

      Any stockholder or interested party, who wishes to communicate with the Board or any specific director, may contact the Chairman of the Nominating and Corporate Governance Committee at nominating governance@apcdirector.com or at the following address:

Anadarko Petroleum Corporation
1201 Lake Robbins Drive
The Woodlands, Texas 77380

      Any reports of concerns regarding accounting, internal auditing controls or other audit matters shall be reported at the address given above. If confidentiality is requested, the communication shall be kept confidential and forwarded to the Chairman of the Audit Committee.

      Depending on the subject matter, the Chairman of the Nominating and Corporate Governance Committee, with the assistance of the Corporate Secretary, will:

•	Forward the communication to the director or directors to whom it is addressed;

•	Refer the inquiry to the Chief Governance Officer for referral to the appropriate corporate department if it is a matter that does not appear to require direct attention by the Board or an individual director; or

•	Not forward the communication if it is primarily commercial in nature or if it relates to an improper or irrelevant topic.

      Recommendations of individuals for consideration as a nominees for director should be submitted in writing to the attention of the Corporate Secretary of the Company by certified or registered mail at the address given above. The recommendation should contain the information specified under Stockholder Participation in the Selection of Director Nominees.

      The Board will be given a quarterly summary of all communications received since the last report and any communications will be made available to any director upon request.

APPENDIX B

ANADARKO PETROLEUM CORPORATION

NOMINATING AND CORPORATE

GOVERNANCE COMMITTEE CHARTER
As Amended and Restated by the Board of Directors on February 5, 2004

Purpose

      The Nominating and Corporate Governance Committee (the “Committee”) is appointed by the Board of Directors (the “Board”) to assist the Board in identifying qualified individuals to become directors, recommend to the Board qualified director nominees for election at the stockholders’ annual meeting, determine membership on the Board committees, recommend a set of Corporate Governance Guidelines, conduct annual self-evaluations of the Board and the Committee, and report annually to the Board on the Chief Executive Officer (“CEO”) succession plan.

Committee Membership

      The Committee members shall be appointed, and may be replaced, by the Board. The Committee shall consist of no fewer than three directors. All members of the Committee shall meet the independence standards as specified in the Company’s Corporate Governance Guidelines, which have been adopted by the Board.

Meetings

      The Committee shall meet as often as necessary to carry out its responsibilities. Any Committee member may request the Chairman of the Committee to call a meeting. The Chairman of Committee shall report on any Committee meeting held at the next regularly scheduled Board meeting following the Committee meeting.

Committee Goals and Responsibilities

      1. The Committee shall recommend to the Board director nominees for election at the stockholders’ annual meeting.

      2. Prior to nominating an existing director for re-election to the Board, the Committee shall consider and review the existing director’s:

(a) Board and committee meeting attendance and performance;

(b) length of Board service;

(c) experience, skills and contributions that the existing director brings to the Board; and

(d) independence.

      3. In the event that a director vacancy arises, the Committee shall seek and identify a qualified director nominee to be recommended to the Board for either appointment by the Board to serve the remainder of the term of the director position that is vacant or election at the stockholders’ annual meeting.

      4. A director nominee shall possess the director qualifications specified in the Company’s Corporate Governance Guidelines, including the Individual Qualifications and the qualifications as needed to fulfill the Qualifications for the Board as a Whole.

      5. The Committee shall adopt procedures for the selection of individuals for either appointment or nomination for election as a director. These procedures shall be published on the Company’s website.

B-1

      6. The Committee shall have the sole discretion and authority to retain any search firm to assist in identifying director nominees, retain outside counsel and/or any other internal or external advisors and approve all related fees and retention terms.

      7. The Committee shall review the Board’s committee structure and recommend to the Board for its approval directors to be appointed as members on each Board committee. Prior to recommending the re-appointment of a director to a Board committee, the Committee shall review the existing director’s independence, if required, skills, Board committee meeting attendance, performance and contribution, and his or her fulfillment of committee responsibilities. If a vacancy on a Board committee occurs, the Committee shall recommend a director with relevant experience and skills, and who is independent, if required by the committee charter, to be appointed to fill the vacancy.

      8. The Committee shall recommend to the Board for its approval the Corporate Governance Guidelines. The Committee will review annually the Corporate Governance Guidelines and recommend any proposed changes to the Board for approval.

      9. The Committee shall develop and recommend to the Board for its approval an annual self-evaluation process for the full Board that will be conducted and overseen by the Committee. The Committee shall report to the full Board, following the end of each fiscal year, the results of the annual self-evaluation, including any comments from the self-evaluations. However, any comments from the self-evaluations regarding individual directors shall be reported to the Chairman and Lead Director, and if necessary, to the relevant committee chairman.

      10. The Committee shall annually review its own performance.

      11. The Committee shall make an annual report to the Board on emergency as well as expected CEO succession planning. The full Board will work with the Committee to recommend and evaluate potential successors to the CEO. The CEO should at all times make available his or her recommendations and evaluations of potential CEO successors, along with a review of any development plans recommended for such individuals.

      12. All material non-financial matters that are reported to the Anonymous Reporting Hotline shall be reported to the Committee for review and, if determined to be appropriate, investigation.

      13. The Committee shall review and reassess the adequacy of this Charter annually and recommend any proposed changes to the Board for approval.

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APPENDIX C

ANADARKO PETROLEUM CORPORATION

ANNUAL INCENTIVE BONUS PLAN

As Amended January 1, 2004

      1. Purpose of the Plan. The ANNUAL INCENTIVE BONUS PLAN (the “Plan”) is intended to provide a method for attracting and retaining employees of ANADARKO PETROLEUM CORPORATION and participating subsidiaries (the “Company”), to encourage these individuals to remain with the Company and to devote their best efforts to its affairs and to recognize employees for their contributions to the overall success of the Company.

      2. Administration of the Plan. The Plan shall be administered by the Compensation and Benefits Committee (the “Committee”) of the Board of Directors (the “Board”) of the Company and shall operate on the basis of the calendar year. The Committee is authorized to interpret the Plan and from time to time may adopt such rules, regulations, definitions and forms consistent with the provisions of the Plan as it may deem advisable to carry out the Plan.

      3. Eligibility. All executive officers and any key employees as determined by the Chief Executive Officer of the Company may be eligible for bonuses under the Plan for a calendar year.

      4. Determinations of Bonuses. The Committee shall have full power and authority to (i) determine performance objectives which must be satisfied as a condition to earning a bonus under the Plan for a calendar year (which objectives may differ as among employees or classes of employees); (ii) determine the types of bonuses to be paid under the Plan for a calendar year; (iii) determine the extent to which performance objectives applicable to a given bonus have been achieved; (iv) determine the amounts of bonuses (which may differ among employees or classes of employees); and (v) determine the form and time of payment of bonuses. All decisions made by the Committee shall be final.

      5. Section 162(m) Conditions. In the case of any employee whose compensation is or, in the opinion of the Committee, is potentially subject to the compensation deduction limits of section 162(m) of the Internal Revenue Code of 1986, as amended (“162(m)”) for a calendar year, the Committee shall establish, in writing, with respect to each calendar year beginning with the 1994 calendar year (i) objective performance goals and the appropriate weighting of such goals from among the performance criteria described below; (ii) performance targets or range of targets to measure satisfaction in whole or in part of such performance goals or combination of goals; and (iii) a bonus opportunity target which will be used to establish the amount of bonus to be paid to such employee depending upon the degree of satisfaction of the performance goals. A bonus amount shall be paid under the Plan for a calendar year to an employee whose compensation is or, in the opinion of the Committee, is potentially subject to 162(m) if and only if the performance goal or combination of performance goals established by the Committee with respect to such employee have been attained (based upon the degree of satisfaction of the performance target or range of targets). The Committee shall certify the attainment of such performance goals in writing. In no event shall bonuses paid pursuant to the Plan to any individual for any calendar year be in excess of $5.0 million. The Committee shall establish performance goals from one or more of the following performance criteria for those individuals subject to this section: (i) finding and development costs; (ii) production and operating costs; (iii) production, drilling and reserve growth results; (iv) attainment of cash flow and net income goals; (v) attainment of financial and operating return ratios or margins; (vi) attainment of corporate financial goals; (vii) mergers, divestitures and acquisitions results; (viii) attainment of regulatory, environmental and safety goals; and (ix) common stock price performance.

      6. Payments in Event of Termination. In the event an employee terminates employment with the Company for any reason including death, disability and retirement prior to the date of payment of a bonus award, the Committee may, in its sole discretion, pay to such employee or his beneficiary, as the case may be, a bonus award. The amount of the bonus award, if any, will be at the sole discretion of the Committee.

C-1

      7. Prohibition Against Assignment or Encumbrance. The Plan, and the rights, interests and benefits hereunder, shall not be assigned, transferred, pledged, sold, conveyed, or encumbered in any way by an employee, and shall not be subject to execution, attachment or similar process. Any attempted sale, conveyance, transfer, assignment, pledge or encumbrance of the rights, interests or benefits provided pursuant to the terms of the Plan, contrary to the terms of the foregoing sentence, or the levy of any attachment or similar process thereupon, shall be null and void and without effect.

      8. Nature of the Plan. The Plan shall constitute an unfunded, unsecured obligation of the Company to make bonus payments in accordance with the provisions of the Plan. The establishment of the Plan shall not be deemed to create a trust. No participant shall have any security or other interest in any assets of the Company.

      9. Employment Relationship. Employee shall be considered to be in the employment of the Company as long as he or she remains an employee of the Company, any subsidiary of the Company or any enterprise which acquires all or substantially all of the assets and business of the Company. Nothing in the adoption or implementation of the Plan shall confer on any employee any right to continued employment by the Company or affect in any way the right of the Company to terminate his employment at any time. Any question as to whether and when there has been a termination of an employee’s employment and the cause of such termination shall be determined by the Committee and its determination shall be final.

      10. Company Not Liable for Interest. If the Company for any reason fails to make any payment provided for in the Plan at the time same becomes payable, the Company shall not be liable for interest or other charges thereon.

      11. Termination and Amendment of Plan. The Committee shall have the right, without the necessity of shareholder or employee approval, to alter, amend or terminate the Plan at any time.

      12. Adjustments to Performance Factors. If any performance goal, criterion or target for any year shall have been affected by special factors (including material changes in accounting policies or practices, material acquisitions or dispositions of property, or other unusual items) which in the Committee’s judgment should or should not be taken into account, in whole or in part, in the equitable administration of the Plan, the Committee may, for any purpose of the Plan, adjust such goal, criterion or target, as the case may be, for such year (and subsequent years as appropriate), or any combination of them, and make credits, payments and reductions accordingly under the Plan; provided, however, that the Committee shall not have the authority to make any such adjustments with respect to awards paid to any participant who is at such time a covered employee under Section 5 of the Plan unless such adjustments affecting awards to covered employees are in a form that meets the requirements of Section 162(m) for deductibility.

      13. Rights of Company. Nothing contained in the Plan shall prevent the Company or any subsidiary from adopting or continuing in effect other compensation arrangements, which arrangements may be either generally applicable or applicable only in specific cases.

C-2

PROXY

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF
ANADARKO PETROLEUM CORPORATION

     The undersigned hereby appoints Robert J. Allison, Jr., James T. Hackett and Suzanne Suter, and each of them, with power to act without the other and with power of substitution, as proxies and attorneys-in-fact and hereby authorizes them to represent and vote, as provided on the other side, all the shares of Anadarko Petroleum Corporation Common Stock which the undersigned is entitled to vote, and, in their discretion, to vote upon such other business as may properly come before the Annual Meeting of Stockholders of the company to be held May 6, 2004 or at any adjournment or postponement thereof, with all powers which the undersigned would possess if present at the Meeting.

(Continued and to be marked, dated and signed, on the other side)

Address Change/Comments (Mark the corresponding box on the reverse side)

^ FOLD AND DETACH HERE ^

You can now access your Anadarko Petroleum Corporation account online.

Access your Anadarko Petroleum Corporation shareholder account online via Investor ServiceDirect® (ISD).

Mellon Investor Services LLC, Transfer Agent for Anadarko Petroleum Corporation, now makes it easy and convenient to get current information on your shareholder account.

View account status View certificate history View book-entry information	View payment history for dividends Make address changes Obtain a duplicate 1099 tax form Establish/change your PIN

Visit us on the web at http://www.melloninvestor.com
For Technical Assistance Call 1-877-978-7778 between 9am-7pm
Monday-Friday Eastern Time

Investor ServiceDirect® is a registered trademark of Mellon Investor Services LLC

THIS PROXY WILL BE VOTED AS DIRECTED, OR IF NO DIRECTION IS INDICATED, WILL BE VOTED “FOR” ITEMS 1, 2 AND 3 AND “AGAINST” ITEM 4	Mark Here for Address Change or Comments	☐
Please See Reverse Side

The Board of Directors recommends a vote FOR Items 1, 2 and 3.									The Board of Directors recommends a vote AGAINST Item 4.
ITEM 1.	ELECTION OF DIRECTORS Nominees: 01 Larry Barcus 02 James L. Bryan 03 James T. Hackett	FOR	WITHHELD FOR ALL			FOR	AGAINST	ABSTAIN			FOR	AGAINST	ABSTAIN
		☐	☐	ITEM 2-	AMENDMENT TO THE ANNUAL INCENTIVE BONUS PLAN	☐	☐	☐	ITEM 4-	STOCKHOLDER PROPOSAL-CLIMATE CHANGE	☐	☐	☐
						FOR	AGAINST	ABSTAIN
Withheld for the nominees you list below: (Write that nominee’s name in the space provided below.)				ITEM 3-	RATIFICATION OF APPOINTMENT OF INDEPENDENT ACCOUNTANTS	☐	☐	☐	Consenting to receive all future annual meeting materials and shareholder communications electronically is simple and fast! Enroll today at www.melloninvestor.com/ISD for secure online access to your proxy materials, statements, tax documents and other important shareholder correspondence.
WILL ATTEND
					If you plan to attend the Annual Meeting, please mark the WILL ATTEND box.			☐

Signature _________________________________ Signature _________________________________ Date: ______________
NOTE: Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

^ FOLD AND DETACH HERE ^

Vote by Internet or Telephone or Mail
24 Hours a Day, 7 Days a Week

Internet and telephone voting is available through 11:59 PM Eastern Time the day prior to annual meeting day.

Your Internet or telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

Internet http://www.eproxy.com/apc Use the Internet to vote your proxy. Have your proxy card in hand when you access the web site.	OR	Telephone 1-800-435-6710 Use any touch-tone telephone to vote your proxy. Have your proxy card in hand when you call.	OR	Mail Mark, sign and date your proxy card and return it in the enclosed postage-paid envelope.

If you vote your proxy by Internet or by telephone,
you do NOT need to mail back your proxy card.

You can view the Annual Report and Proxy Statement
on the internet at www.anadarko.com

PROXY

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF
ANADARKO PETROLEUM CORPORATION

     The undersigned hereby appoints Robert J. Allison, Jr., James T. Hackett and Suzanne Suter, and each of them, with power to act without the other and with power of substitution, as proxies and attorneys-in-fact and hereby authorizes them to represent and vote, as provided on the other side, all the shares of Anadarko Petroleum Corporation Common Stock which the undersigned is entitled to vote, and, in their discretion, to vote upon such other business as may properly come before the Annual Meeting of Stockholders of the company to be held May 6, 2004 or at any adjournment or postponement thereof, with all powers which the undersigned would possess if present at the Meeting.

(Continued and to be marked, dated and signed, on the other side)

Address Change/Comments (Mark the corresponding box on the reverse side)

^ FOLD AND DETACH HERE ^

THIS PROXY WILL BE VOTED AS DIRECTED, OR IF NO DIRECTION IS INDICATED, WILL BE VOTED “FOR” ITEMS 1, 2 AND 3 AND “AGAINST” ITEM 4	Mark Here for Address Change or Comments	☐
Please See Reverse Side

The Board of Directors recommends a vote FOR Items 1, 2 and 3.									The Board of Directors recommends a vote AGAINST Item 4.
ITEM 1.	ELECTION OF DIRECTORS Nominees: 01 Larry Barcus 02 James L. Bryan 03 James T. Hackett	FOR	WITHHELD FOR ALL			FOR	AGAINST	ABSTAIN			FOR	AGAINST	ABSTAIN
		☐	☐	ITEM 2-	AMENDMENT TO THE ANNUAL INCENTIVE BONUS PLAN	☐	☐	☐	ITEM 4-	STOCKHOLDER PROPOSAL-CLIMATE CHANGE	☐	☐	☐
						FOR	AGAINST	ABSTAIN
Withheld for the nominees you list below: (Write that nominee’s name in the space provided below.)				ITEM 3-	RATIFICATION OF APPOINTMENT OF INDEPENDENT ACCOUNTANTS	☐	☐	☐
WILL ATTEND
					If you plan to attend the Annual Meeting, please mark the WILL ATTEND box.			☐

Signature _________________________________ Signature _________________________________ Date: ______________
NOTE: Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

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Vote by Internet or Telephone or Mail
24 Hours a Day, 7 Days a Week

Internet and telephone voting is available through 11:59 PM Eastern Time the day prior to annual meeting day.

Your Internet or telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

Internet http://www.eproxy.com/apc Use the Internet to vote your proxy. Have your proxy card in hand when you access the web site.	OR	Telephone 1-800-435-6710 Use any touch-tone telephone to vote your proxy. Have your proxy card in hand when you call.	OR	Mail Mark, sign and date your proxy card and return it in the enclosed postage-paid envelope.

If you vote your proxy by Internet or by telephone,
you do NOT need to mail back your proxy card.

You can view the Annual Report and Proxy Statement
on the internet at www.anadarko.com